UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RAYONIER INC.

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Rayonier Inc.

2017 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday, May 18, 2017

4:00 p.m., Eastern Time

DoubleTree Hotel Jacksonville Riverfront

1201 Riverplace Blvd.

Jacksonville, Florida 32207

Notice of 2017 Annual Meeting of Shareholders

April 3, 2017

Dear Shareholder,

You are cordially invited to attend Rayonier Inc.’s 2017 Annual Meeting of Shareholders to be held on Thursday, May 18, 2017, at 4:00 p.m., local time, at the DoubleTree Hotel Jacksonville Riverfront, 1201 Riverplace Boulevard, Jacksonville, Florida 32207. At the meeting, our shareholders will be asked to:

•	Elect the nine (9) director nominees named in the Proxy Statement to terms expiring in 2018;

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;

•	Recommend, on a non-binding advisory basis, whether the vote on our named executive officers’ compensation should occur every one, two or three years;

•	Approve the material terms under the Rayonier Non-Equity Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code;

•	Approve the material terms under the Rayonier Incentive Stock Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code;

•	Approve an Annual Limit on Awards to Non-Employee Directors under the Rayonier Incentive Stock Plan;

•	Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2017; and

•	Transact any other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 17, 2017, are entitled to vote at the annual meeting and any postponement or adjournment thereof.

Once again, we are pleased to utilize the Securities and Exchange Commission (“SEC”) rules allowing us to furnish our proxy materials to you over the internet. We believe this allows us to provide the information you need in a more timely, efficient and cost-effective manner.

As always, your vote is very important. We urge you to please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meeting.

Very truly yours,

David L. Nunes

President and Chief Executive Officer

Mark R. Bridwell

Vice President, General Counsel and Corporate Secretary

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit www.proxyvote.com	BY MAIL Sign, date and return your proxy card or voting instruction form

BY TELEPHONE Call the telephone number on your proxy card, voting instruction form or notice	IN PERSON Attend the Annual Meeting in Jacksonville, FL See page 52 for details

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2017: This Notice of Annual Meeting of Shareholders and Proxy Statement and the 2016 Annual Report are available at www.proxyvote.com.

Rayonier Inc.	225 Water Street	Suite 1400	Jacksonville, FL 32202
Telephone (904) 357-9100 Fax (904) 357-9851

2017 PROXY SUMMARY

This summary highlights information contained elsewhere in this Notice of Annual Meeting of Shareholders and Proxy Statement or in our corporate governance documents published on our website at www.rayonier.com. We encourage you to read this Notice of Annual Meeting of Shareholders and Proxy Statement in its entirety before voting. Throughout, the terms “we,” “us,” “our,” “the Company,” and “Rayonier” refer to Rayonier Inc.

$212.0M Net Income Attributable to Rayonier (359% increase over 2015)	$1.73 EPS (368% increase over 2015)	$217.8M Net Income (396% increase over 2015)	$203.8M Cash Provided by Operating Activities (15% increase over 2015)

$69.1M* Adjusted Net Income (36% increase over 2015)	$0.56* Adjusted EPS (40% increase over 2015)	$239.7M* Adjusted EBITDA (15% increase over 2015)	$144.3M* CAD (23% increase over 2015)

COMPANY PERFORMANCE HIGHLIGHTS

We are pleased with our strong performance in 2016 as well as the progress we made in furthering our strategic objectives. We achieved a number of significant milestones during the course of the year, in large part due to the continuing leadership of our executive officers and Board of Directors (“Board”), as well as the dedication and hard work of our employees. Key highlights of 2016 include:

•	Repositioned our Pacific Northwest portfolio through the acquisition of 61,000 acres of well-stocked, mature timberlands and the concurrent disposition of 55,000 acres of predominantly pre-merchantable timber;

•	In total, acquired 111,000 acres of high-quality timberlands in the U.S. for $366.5 million, thereby improving our long-term sustainable yield and cash flow potential;

•	In total, completed Large Dispositions totaling 117,000 acres and $250 million, the proceeds of which were used (or remain available to use) for capital allocation purposes;

•	Completed a recapitalization of our New Zealand joint venture, thereby lowering our overall cost of debt and increasing our equity stake in the JV from 65% to 77%;

•	Closed on a new 10-year, $300 million dollar incremental term loan with a weighted average interest rate of approximately 2.8% (including the impact of interest rate swaps and estimated patronage payments), resulting in no significant debt maturities until 2022 and a weighted average debt maturity of 7 years;

•	Implemented an internal restructuring and changes to our legacy defined-benefit pension plan, resulting in projected annual cost savings of approximately $5 million;

•	Made significant progress on the Wildlight mixed-use community development project north of Jacksonville, which we expect will add significant value to our surrounding HBU land portfolio over time;

•	Announced the consolidation of three offices into one newly-constructed headquarters building to be located in Wildlight and scheduled for completion in Summer 2017; and

•	Returned $122.8 million to shareholders through dividends of $1.00 per share.

SHAREHOLDER ENGAGEMENT

We value shareholder engagement and each year interact with and seek input from our shareholders through various shareholder outreach activities. In 2016, our key shareholder engagement activities included five investor road shows, eight investor conferences, an Investor Day and our 2016 Annual Meeting of Shareholders (“2016 Annual Meeting”). These engagement activities are informative and help us to better understand our shareholders’ views and perspectives on our financial performance, business strategy, capital allocation strategy and public disclosures. We welcome investor input and we invite shareholder feedback. Our Investor Relations department is the point of contact for shareholder interaction with the Company. Shareholders may also access investor information about the Company in the Investor Relations section of our website (www.rayonier.com).

*	Reconciliation of these non-GAAP financial measures can be found in Appendix C.

2017 Proxy Statement	1

CORPORATE GOVERNANCE HIGHLIGHTS

Rayonier’s commitment to good corporate governance is integral to our business, the key elements of which are below:

+	Annual election of directors	+	Annual review of Board skills, characteristics and experiences	+	Majority voting of all directors	+	Diversity reflected in Board composition

+	8 of our 9 director nominees are independent	+	Separation of Board Chairman and CEO	+	Annual Board member independence evaluations	+	Policy prohibiting hedging or pledging of our shares by executives and directors

+	Comprehensive Code of Conduct and Corporate Governance Guidelines	+	Board participation in executive succession planning	+	Regular executive sessions of Board and Board Committees	+	Compensation “claw-back” policy

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Important information about the experience, qualifications, attributes and skills of each of the director nominees can be found beginning on page 5. Our Board recommends that you vote “FOR” each of the director nominees.

					COMMITTEE MEMBERSHIPS			OTHER PUBLIC CO. BOARDS
NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDE- PENDENT	AC	CC	NGC
Richard D. Kincaid (Chairman of the Board of Directors)	55	2004	President & Founder of BeCause Foundation; Founder and Managing Member of Sage Vertical Gardens LLC	X	X	X		1
John A. Blumberg	57	2014	Co-Founder and Principal of Black Creek Group LLC; Principal of Dividend Capital Group LLC; Chairman of Mexico Retail Properties	X		X	X	1
Dod A. Fraser	66	2014	President of Sackett Partners	X	Chair	X		2
Scott R. Jones	58	2014	President of Forest Capital Partners	X		Chair	X	None
Bernard Lanigan, Jr.	69	2015	Founder, Chairman and CEO of Southeast Asset Advisors, Inc.; Founder and Chairman of Lanigan & Associates, P.C.	X	X		X	2
Blanche L. Lincoln	56	2014	Founder and Principal of Lincoln Policy Group	X	X		X	1
V. Larkin Martin	53	2007	Managing Partner of Martin Farm; Vice President of The Albemarle Corporation	X	X		Chair	1
David L. Nunes	55	2014	President and CEO of Rayonier Inc.					None
Andrew G. Wiltshire	59	2015	Founding Partner of Folium Capital LLC; Principal in the management and governance of private orchard and farming companies located in New Zealand	X	X	X		None
Number of Committee Meetings in 2016					9	5	3

AC    Audit Committee            CC    Compensation and Management Development Committee             NGC    Nominating & Corporate Governance Committee

PROPOSAL NO. 2 - NON-BINDING ADVISORY VOTE ON “SAY ON PAY”

Our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as set forth in Proposal No. 2 starting on page 14. Last year, our shareholders expressed a high level of support for the compensation of our named executive officers, with 97.4% of the votes cast in favor of our compensation programs and practices. Accordingly, the Compensation and Management Development Committee (“Compensation Committee”) continued in 2016 to consistently adhere to its pay-for-performance philosophy and compensation program. Please refer to our Compensation Discussion and Analysis on page 15 for a detailed description of our compensation programs and practices. Our Board recommends that you vote “FOR” the non-binding advisory vote of the compensation of our named executive officers.

2	Rayonier Inc.

PROPOSAL NO. 3 - NON-BINDING ADVISORY VOTE ON “SAY ON FREQUENCY”

Our shareholders have the opportunity to cast a non-binding advisory vote, pursuant to Section 14A of the Securities Exchange Act, as to how often the Company should include a say-on-pay proposal in our proxy statement. Please refer to page 33 for additional information. Our Board recommends that you vote to hold a non-binding advisory vote on our named executive officers compensation every year.

PROPOSAL NO. 4 - APPROVE THE RAYONIER NON-EQUITY INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Shareholders are being asked to approve, pursuant to Section 162(m) of the Internal Revenue Code of 1986, the material terms under the Rayonier Non-Equity Incentive Plan, as amended by our Compensation Committee on February 23, 2017.

The purpose of the Rayonier Non-Equity Incentive Plan is to provide a vehicle through which the Compensation Committee makes cash incentive awards to key personnel. The Rayonier Non-Equity Incentive Plan is implemented through bonus programs that may be adopted periodically by the Compensation Committee in its discretion. Please refer to page 34 for additional information. Our Board recommends that you vote “FOR” the Rayonier Non-Equity Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL NO. 5 - APPROVE THE RAYONIER INCENTIVE STOCK PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Shareholders are being asked to approve, pursuant to Section 162(m) of the Internal Revenue Code of 1986, the material terms under the Rayonier Incentive Stock Plan, as amended by our Compensation Committee on February 23, 2017. We are not seeking approval of any additional shares for issuance under the Rayonier Incentive Stock Plan. The purpose of the Rayonier Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The Rayonier Incentive Stock Plan furthers opportunities for share ownership by the Company’s employees in order to increase their proprietary interest in the Company and, as a result, their interest in the Company’s long-term success and their commitment to creating shareholder value. Please refer to page 38 for additional information. Our Board recommends that you vote “FOR” the Rayonier Incentive Stock Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

PROPOSAL NO. 6 - APPROVE AN ANNUAL LIMIT ON AWARDS TO NON-EMPLOYEE DIRECTORS UNDER THE RAYONIER INCENTIVE STOCK PLAN, AS AMENDED

Shareholders are being asked to approve an annual limit on the number of shares of stock that may be awarded to non-employee directors under the Rayonier Incentive Stock Plan, as set forth in Proposal 6 on page 44. Our Board recommends that you vote “FOR” an annual limit on awards to non-employee directors under the Rayonier Incentive Stock Plan, as amended.

PROPOSAL NO. 7 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are seeking shareholder ratification for the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2017. Please refer to page 45 for additional information. Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2017.

HELPFUL INFORMATION & ONLINE RESOURCES

Beginning on page 51, you will find answers to frequently asked questions about proxy materials, voting, our annual meeting and company filings and reports.

2017 Proxy Statement	3

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

ELECTION PROCESS

The Board is responsible for establishing overall corporate strategy and for overseeing management and the ultimate performance of the Company. The Board held eleven (11) meetings during fiscal year 2016. During fiscal year 2016, all directors attended at least 75% of the combined total of all Board meetings and all meetings of committees of the Board of which the director was a member. The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board has nominated the persons whose names are set forth below, all of whom are current directors. In the absence of a vote by a signed proxy, shares represented by the proxy will be voted FOR the election of each of these nominees to the Board.

DIRECTOR QUALIFICATIONS

We believe the members of our Board have the proper mix of relevant experience and expertise given the Company’s businesses and REIT structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than, as required by our Corporate Governance Principles, no director nominee may stand for election after he or she has reached the age of 72. However, in identifying or evaluating potential nominees, it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of our shareholders. The criteria for Board membership are periodically evaluated by the Nominating Committee, taking into account the Company’s strategy, geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.

DIRECTOR NOMINATIONS

Shareholders are being asked to vote on the election of nine (9) directors to serve until the 2018 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, shares of Rayonier common stock (“Common Shares”) properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may either allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, our Corporate Governance Principles require the director to tender his or her resignation to the Board. The Nominating Committee would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Company would publicly disclose the Board’s decision and rationale within 90 days after receipt of the tendered resignation.

Set forth below is certain information concerning each of the director nominees, including age, experience, qualifications and professional highlights during at least the last ten (10) years, based on data furnished by such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

4	Rayonier Inc.

Richard D. Kincaid Northbrook, Illinois Age: 55 Director Since: 2004	Board Committees: • Chair of the Board • Audit • Compensation	Certain other public directorships: • Dividend Capital Diversified Property Fund

Professional Highlights:

•  President and Founder of BeCause Foundation, a non-profit corporation that supports the health, education, and welfare of children, since 2007; Founder, Managing Member of Sage Vertical Gardens LLC; investor and on the Board of Directors of five private early stage companies that are in social and digital media, healthcare, and video streaming industries; President, CEO and trustee of Equity Office Properties Trust until 2007

Mr. Kincaid has significant financial expertise together with broad experience in the real estate industry and a deep understanding of the structural and strategic implications of REIT status. We believe his experience and expertise are particularly well suited to assist the Board in understanding the opportunities and challenges presented by our REIT structure, as well as overseeing the Board’s management of our real estate business and general financing decisions.

John A. Blumberg Denver, Colorado Age: 57 Director Since: 2014	Board Committees: • Compensation • Nominating	Certain other public directorships: • Dividend Capital Diversified Property Fund

Professional Highlights:

•  Co-Founder and Principal of Black Creek Group LLC, a real estate investment firm, since 1993; Chairman of Mexico Retail Properties, since 2002; Manager of Dividend Capital Diversified Property Fund, since 2005; Chairman of the Board of Directors of Industrial Income Trust Inc., from 2009 to 2010

Mr. Blumberg has more than 30 years of real estate acquisition, development and redevelopment experience. He is particularly well suited to assist the Board in overseeing the Company’s real estate business and development opportunities.

Dod A. Fraser Boca Grande, Florida Age: 66 Director Since: 2014	Board Committees: • Chair of Audit • Compensation	Certain other public directorships: • OCI GP LLC, general partner of OCI Partners LP • Subsea 7 S.A.

Professional Highlights:

•  President of Sackett Partners, a consulting firm, since 2000; Managing Director and Group Executive, Global Oil and Gas, for Chase Manhattan Bank (now JPMorgan Chase & Co.), from 1995 to 2000

Mr. Fraser has substantial experience in debt and equity markets, bank markets, mergers and acquisitions, and risk oversight. He contributes strongly to the Board’s oversight of the Company’s overall financial performance, reporting and controls.

2017 Proxy Statement	5

Certain other public directorships: • None
Scott R. Jones Needham, Massachusetts Age: 58 Director Since: 2014	Board Committees: • Chair of Compensation • Nominating

Professional Highlights:

•  President of Forest Capital Partners, a forest investment firm, since 2000; President and Chief Executive Officer of Timberland Growth Corporation, a timberland REIT joint venture, from 1998 to 2000

Mr. Jones has substantial expertise in forest management, technology and innovations, as well as forest and real estate investments. He is particularly well suited to assist the Board in its investment decisions and oversee the management of the Company’s forest resources and real estate businesses.

Bernard Lanigan, Jr. Thomasville, Georgia Age: 69 Director Since: 2015	Board Committees: • Audit • Nominating	Certain other public directorships: • Ruby Tuesday, Inc. • CONSOL Energy Inc.

Professional Highlights:

•  Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., a registered investment advisor and wealth management company, since 1991; Founder and Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974; Director of Texas Industries, Inc. from 2012 to 2014

Mr. Lanigan has leadership experience with large, complex and diverse organizations, a strong background in financial, accounting and tax matters and experience in strategic planning and risk assessment. His years of service on other public company boards provide him with additional perspectives from which to view the Company’s operations and the Board’s activities.

Blanche L. Lincoln Washington, District of Columbia Age: 56 Director Since: 2014	Board Committees: • Audit • Nominating	Certain other public directorships: • Entergy Corporation

Professional Highlights:

•  Founder and Principal of Lincoln Policy Group, a consulting firm helping companies navigate the legislative and regulatory processes of the federal government, since 2013; Special Policy Advisor at Alston & Bird LLP, from 2011 to 2013; U.S. Senator for the State of Arkansas, from 1999 to 2011; U.S. Representative for the State of Arkansas, from 1993 to 1997; serves on the Board of Trustees of Center for the Study of the Presidency and Congress (CSPC)

Ms. Lincoln’s political experience, including in the areas of agriculture and forestry, is invaluable to the Board in helping the Company address a range of public policy and legislative trends.

6	Rayonier Inc.

V. Larkin Martin Courtland, Alabama Age: 53 Director Since: 2007	Board Committees: • Chair of Nominating • Audit	Certain other public directorships: • Truxton Trust

Professional Highlights:

•  Managing Partner of Martin Farm and Vice President of The Albemarle Corporation, family businesses with interests in agriculture and timberland, since 1990; Chair of the Board of Directors of the Federal Reserve Bank of Atlanta, from 2007 to 2008

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the southeastern United States together with an understanding of national and regional financial markets. Ms. Martin’s skill set adds substantial value to Board discussions regarding our forest resources business, as well as overall economic forces and trends impacting the Company.

David L. Nunes Jacksonville, Florida Age: 55 Director Since: 2014	Board Committees: • None	Certain other public directorships: • None
Professional Highlights: • President, Chief Executive Officer and Director of the Company, since 2014; Chief Executive Officer of Pope Resources/Olympic Resource Management, from 2002 to 2014

Mr. Nunes has more than three decades of forest products industry experience. He has served in key leadership positions at several timber and real estate companies, including Chief Executive Officer and President, and has substantial background in the areas of timberland management and investments, marketing, strategic planning, mergers and acquisitions and capital planning. We believe this experience and leadership make Mr. Nunes uniquely well suited to contribute to the Board’s considerations of operational and strategic matters and to manage our core businesses.

Andrew G. Wiltshire Blenheim, New Zealand Age: 59 Director Since: 2015	Board Committees: • Audit • Compensation	Certain other public directorships: • None

Professional Highlights:

•  Founding Partner of Folium Capital LLC, since 2016; Management and governance of private orchard and farming companies with operations in New Zealand; Managing Director and Head of Alternative Assets at the Harvard Management Company, the investment company that is responsible for managing Harvard University’s endowment and related financial assets, from 2001 to 2015

Mr. Wiltshire has extensive expertise in the areas of managing and investing in forestry, timberlands, real estate and natural resources. Mr. Wiltshire brings a valuable perspective to the Board’s evaluation of investment opportunities and oversight of the Company’s forest resources and real estate businesses.

2017 Proxy Statement	7

DIRECTOR COMPENSATION

OVERVIEW

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties. Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. Our directors are subject to minimum share ownership and share retention requirements as discussed in the Compensation Policies and Governance Practices section on page 22 under “Stock Ownership Guidelines.”

2016 / 2017 COMPENSATION PAID TO NON-MANAGEMENT DIRECTORS

Non-management director compensation is set by the Board at the recommendation of the Nominating Committee. For the 2016-2017 period, each non-management director received the following cash compensation (prorated for partial year service):

•	annual cash retainer of $55,000, payable in equal quarterly installments;

•	annual cash retainers to members of the Audit, Compensation and Nominating Committees of $13,500, $7,500 and $5,000, respectively, as compensation for committee meetings, payable in equal quarterly installments;

•	additional annual cash retainers for the chairs of the Audit, Compensation and Nominating Committees of $18,000, $10,000 and $6,000, respectively, payable in equal quarterly installments;

•	annual cash retainer for the Chairman of the Board of $55,000, payable in equal quarterly installments; and

•	restricted stock award equivalent to $95,000 based on grant date value, vesting upon issuance and to be held until the earlier of four years from the date of issuance or a director’s departure from the Board.

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 72 or the conclusion of the director’s term, or upon termination as a director, if prior to age 72. Any deferred amounts earn interest at a rate equal to the Prime Rate as reported in The Wall Street Journal and is compounded annually.

DIRECTOR COMPENSATION TABLE

The following table provides compensation information for the one-year period ended December 31, 2016 for all individuals serving on our Board at any time during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Blumberg, John A.	67,500	95,021	–	162,521
Fraser, Dod A.	94,000(2)	95,021	–	189,021
Jones, Scott R.	82,500(2)(4)	95,021	1,158(5)	178,679
Kincaid, Richard D.	131,000(2)	95,021	–	226,021
Lanigan, Bernard Jr.	78,500(4)	95,021	–	173,521
Lincoln, Blanche L.	73,500	95,021	–	168,521
Martin, V. Larkin	79,500(2)	95,021	–	174,521
Nunes, David L. (3)	–	–	–	–
Wiltshire, Andrew G.	81,000(4)	95,021		176,021

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 16 “Incentive Stock Plans” included in the notes to financial statements in our 2016 Annual Report on Form 10-K. All awards reflect the May 2016 awards of 3,706 shares of restricted stock to each director vesting immediately upon issuance of the grant, and which shares shall be required to be held until the earlier of four years from the grant or the departure of a director from the Company.

8	Rayonier Inc.

(2)	Includes $18,000 in Audit Chair fees for Mr. Fraser; $10,000 in Compensation Chair fees for Mr. Jones; $55,000 in Non-Executive Chairman fees for Mr. Kincaid and $6,000 in Nominating and Corporate Governance Chair fees for Ms. Martin.

(3)	Mr. Nunes, as an executive officer of Rayonier, was not compensated for service as a director. See the Summary Compensation Table on page 24 for compensation information relating to Mr. Nunes during 2016.

(4)	Includes $5,000 in special fees for additional contributions to the Board.

(5)	Represents above market interest on deferred cash compensation during 2016. In 2015, Mr. Jones earned $82 of above market interest on his nonqualified deferred cash compensation.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Our Board operates under a set of Corporate Governance Principles, which include guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website (www.rayonier.com). The Board, through the Nominating Committee, regularly reviews developments in corporate governance and best practices and, as warranted, modifies the Corporate Governance Principles, committee charters and key practices.

DIRECTOR INDEPENDENCE

The Company’s Common Shares are listed on the New York Stock Exchange (“NYSE”). In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has affirmatively determined that all persons who have served as directors of our Company at any time since January 1, 2016, other than Mr. Nunes, are independent under applicable NYSE listing standards and SEC rules.

In addition, members of our Audit Committee and Compensation Committee are subject to certain additional independence criteria. Specifically, the Board has determined that each member of the Compensation Committee is independent within the meaning of Rule 10C-1 of the Securities Exchange Act of 1934 (“Exchange Act”) and qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended. The Board has also determined that all of the Audit Committee members are independent within the meaning of the NYSE listing standards and Rule 10A-3 of the Exchange Act. For additional information regarding independence and qualifications of the Audit Committee, see the “Report of the Audit Committee” on page 46.

The Nominating Committee, on behalf of the Board, annually reviews any transactions undertaken or relationships existing between the Company and other companies with which any of our directors or Board nominees are affiliated. The Board determined that none of the transactions or relationships identified for 2016 were material to the Company, the other companies or the subject directors and Board nominees.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees, the Audit Committee, Compensation Committee and Nominating Committee, each of which operates under a written charter available on the Investor Relations section of the Company’s website (www.rayonier.com).

2017 Proxy Statement	9

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2016
AUDIT: Dod A. Fraser, Chair Richard D. Kincaid Bernard Lanigan, Jr. Blanche L. Lincoln V. Larkin Martin Andrew G. Wiltshire

This committee is responsible for oversight of our accounting and financial reporting policies, processes and systems of internal control, including:

•    discussing audited annual financial statements and quarterly financial statements with the Company and the independent auditors, as well as making a recommendation to the Board regarding the inclusion of same in the annual Form 10-K;

•    reviewing with the independent auditors results of their annual audit of the Company’s financial statements and audit of internal control over financial reporting, and the required communications under (i) Auditing Standards No. 16, and (ii) Public Company Accounting Oversight Board rules regarding the independence of the independent auditors;

•    reviewing with management and the independent auditors (i) all significant issues, deficiencies and material weaknesses in the design or operation of internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

•    reviewing with the independent auditors any audit problems or difficulties and the Company’s response;

•    resolving any disagreements between management and the independent auditors regarding financial reporting;

•    reviewing with management and the independent auditors (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) all critical accounting policies and practices and all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (iii) alternative treatments within generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, (iv) the effect of regulatory and accounting initiatives, as well as any significant off-balance sheet structures, on the Company’s financial statements, and (v) other material written communications between the independent auditors and management; and

•    reviewing press releases, guidance, rating agency and investor presentations and other public disclosures of financial information, with particular attention to any use of “pro forma” or “adjusted” non-GAAP information.

		9

COMPENSATION AND MANAGEMENT DEVELOPMENT: Scott R. Jones, Chair John A. Blumberg Dod A. Fraser Richard D. Kincaid Andrew G. Wiltshire	This committee is responsible for overseeing the compensation and benefits of employees, including: • evaluating management performance, succession and development matters; • establishing executive compensation; • reviewing the Compensation Discussion and Analysis included in the annual proxy statement; • approving individual compensation actions for all senior executives other than our CEO; and • recommending compensation actions regarding our CEO for approval by our non-management directors.	5

10	Rayonier Inc.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2016
NOMINATING AND CORPORATE GOVERNANCE: V. Larkin Martin, Chair John A. Blumberg Scott R. Jones Bernard Lanigan, Jr. Blanche L. Lincoln

This committee is responsible for advising the Board with regard to board structure, composition and governance, including:

•  establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including considering potential nominees recommended by shareholders;

•  recommending the composition of Board committees;

•  overseeing processes to evaluate Board and committee effectiveness;

•  recommending director compensation and benefits programs to the Board;

•  overseeing our corporate governance structure and practices, including our Corporate Governance Principles;

•  reviewing and approving changes to the charters of the other Board committees; and

•  reviewing, approving, and overseeing transactions between the Company and any related person.

3

BOARD LEADERSHIP STRUCTURE AND OVERSIGHT OF RISK

Our governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of separating the roles of Chairman and CEO is in the best interest of the Company and its stockholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Richard D. Kincaid currently serves as the Chairman of the Board as a non-executive and independent director. The responsibilities of the independent Chairman include, among other things:

•	Serving as the leader of the Board and overseeing and coordinating the work of the Board and its committees;

•	Serving as a liaison between the CEO, other members of senior management, the independent directors and the committee chairs;

•	Being available to serve as an advisor to the CEO;

•	Presiding at all meetings of the Board, including executive sessions of the independent directors;

•	Setting meeting agendas for the Board;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Presiding at all meetings of the shareholders;

•	Recommending to the Board agendas for shareholder meetings and providing leadership to the Board on positions the Board should take on issues to come before shareholder meetings;

•	Participating in discussions with the Nominating Committee on matters related to Board and committee composition and with the Nominating Committee and the Compensation Committee on matters related to the hiring, evaluation, compensation and firing of, and succession planning for, the CEO; and

•	If requested by major shareholders, the Board or the CEO, ensuring that he or she is available for consultation and direct communication with major shareholders or external groups.

The Board oversees risk management at Rayonier by annually appointing the members of an Enterprise Risk Management (“ERM”) Committee, which consist of senior executives. The ERM Committee is responsible for identifying and assessing the material risks facing the Company and providing periodic reports regarding such risks to the Audit Committee for review and evaluation of mitigation strategies. The Audit Committee then assigns ongoing Board level oversight responsibility for each material risk to either the full Board or the appropriate Board committee. The ERM Committee also completes an annual risk assessment with regard to the Company’s overall compensation policies and

2017 Proxy Statement	11

practices, which is reviewed by the Compensation Committee. We believe that these governance practices, including the interaction of the various committees, facilitate effective Board oversight of our significant risks.

NON-MANAGEMENT DIRECTOR MEETINGS

Our non-management directors met separately in five (5) regularly scheduled meetings during 2016.

BOARD SELF-EVALUATION PROCESS

Pursuant to our Corporate Governance Principles, the Nominating Committee is responsible for establishing and overseeing a process for annual self-evaluation of the effective operation and performance of our Board of Directors and of each Board committee. We use a discussion-based process in which each director discusses privately with our Corporate Secretary opportunities to improve Board and committee performance, as well as any other topics or concerns the director may have. Each director may also provide feedback directly to the Chair of the Nominating Committee as part of this process. The results of the discussions are then reported to the Board and each committee utilizing a roundtable discussion format, and any necessary follow-up actions are developed.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2016 Annual Meeting, all directors were in attendance.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Chairman or the independent non-management directors as a group may do so by writing to any such party or group at Rayonier, c/o Corporate Secretary, 225 Water Street, Suite 1400, Jacksonville, Florida 32202. All concerns received will be appropriately forwarded and, if deemed appropriate by the Corporate Secretary, may be accompanied by a report summarizing such concerns.

DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified from any other source.

DIVERSITY

Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director candidates or the selection of nominees. However, the Nominating Committee does utilize a skills-matrix to evaluate the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity of experience and expertise among our directors. The Nominating Committee assesses such diversity through its annual assessment of Board structure and composition and review of the annual Board and committee performance evaluations.

RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest. For 2016, no Related Person Transactions were submitted to the Nominating Committee for approval or ratification, and no transaction with any Related Person was identified.

12	Rayonier Inc.

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT

The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website (www.rayonier.com).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; PROCESSES AND PROCEDURES

John A. Blumberg, Dod A. Fraser, Scott R. Jones, Richard D. Kincaid and Andrew G. Wiltshire each served as members of our Compensation Committee during the fiscal year ended December 31, 2016. No member of the Compensation Committee served as one of our officers or employees at any time during 2016 or had any Related Person Transaction or relationship required to be disclosed in this Annual Meeting of Shareholders and Proxy Statement. None of our executive officers serve, or served during 2016, as a member of the board of directors and compensation committee of a public company with at least one of its executive officers serving on our Board or Compensation Committee.

2017 Proxy Statement	13

PROPOSAL NO. 2 – NON BINDING ADVISORY VOTE ON “SAY- ON-PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), the requirements of Section 14A of the Exchange Act and related SEC rules, and the preference expressed by a majority of our shareholders at our 2011 annual meeting, we are providing shareholders with an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) beginning on page 15, and in the tables and other narrative disclosure in this Proxy Statement. As described in Proposal No. 3, at this year’s Annual Meeting, we will once again be asking our shareholders to vote, on an advisory basis, on their preference for the frequency of future say-on-pay votes.

As described in detail in such disclosures, our executive compensation programs are designed to focus our senior leaders on the creation of long-term shareholder value. Our compensation programs provide a substantial majority of named executive officer compensation in the form of “at risk” performance-based incentives, consisting primarily of long-term stock-based awards. We believe this properly aligns the interests of our executives with those of our shareholders, and with the long-term objectives of the Company.

This proposal provides shareholders with the opportunity to endorse or not endorse our compensation arrangements for our named executive officers through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and related material).”

While this vote is not binding on our Board, the Board values the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

NAMED EXECUTIVE OFFICERS

Name	Title
David L. Nunes	President and Chief Executive Officer
Mark D. McHugh	Senior Vice President and Chief Financial Officer
Doug M. Long	Senior Vice President, U.S. Operations
Chris T. Corr	Senior Vice President, Real Estate and Public Affairs
Mark R. Bridwell	Vice President, General Counsel and Corporate Secretary

14	Rayonier Inc.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides information about our 2016 compensation programs for our named executive officers.

CD&A TABLE OF CONTENTS
EXECUTIVE SUMMARY	Page 16
¡ Our Compensation Philosophy	Page 16
¡ Say-on-Pay	Page 16
¡ Compensation Policies and Governance Practices Summary	Page 16
COMPONENTS OF EXECUTIVE COMPENSATION	Page 16
¡ Base Salary	Page 17
¡ Annual Bonus Program	Page 17
¡ Long-Term Incentives	Page 18
OTHER COMPENSATION INFORMATION	Page 19
¡ Executive Perquisites	Page 19
¡ Retirement Benefits	Page 20
¡ Post-Termination and Change in Control Benefits	Page 20
DECISION MAKING PROCESS	Page 21
¡ Role of the Compensation Committee, Management and Advisors	Page 21
¡ Compensation Benchmarking	Page 21
COMPENSATION POLICIES AND GOVERNANCE PRACTICES	Page 22
¡ Stock Ownership Guidelines	Page 22
¡ Prohibition on Hedging and Pledging Share Ownership	Page 22
¡ Tax Considerations	Page 22
¡ Clawback Policy	Page 23
REPORT OF THE COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE	Page 23

2017 Proxy Statement	15

EXECUTIVE SUMMARY

OUR COMPENSATION PHILOSOPHY. Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while recognizing the need to maintain competitive base pay, retirement, health care, severance and other fixed compensation programs. We generally target total compensation levels consistent with the median of our peer group and survey benchmarks, with an emphasis on long-term incentive compensation. By providing a substantial portion of our named executive officers’ total targeted compensation in the form of long-term incentive awards, we seek to drive sustainable increases in our market valuation and to outperform our peers on a relative total shareholder return basis while promoting equity ownership to further align the interests of our executives with our shareholders.

SAY-ON-PAY. The Compensation Committee carefully considers the results of our shareholders’ advisory “Say-on-Pay” vote. Last year, in conjunction with the rollout of changes to our compensation program and governance practices, our shareholders expressed a high level of support for the compensation of our named executive officers, with 97.4% of the votes cast in favor of our compensation programs and practices.

COMPENSATION POLICIES AND GOVERNANCE PRACTICES SUMMARY.

	WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance with focus on long-term	✗	No employment agreements
	value creation	✗	No single-trigger change in control provisions for
✓	Maintain robust share ownership and share		equity awards
	retention requirements	✗	No excise tax gross-ups
✓	Maintain a comprehensive clawback policy	✗	No hedging or pledging of Company stock
✓	Avoid compensation practices that encourage	✗	No excessive executive perquisites
	inappropriate risk	✗	No repricing of underwater options
✓	Engage an independent compensation consultant and conduct annual compensation review
✓	Maintain an independent Compensation Committee
✓	Cap performance share awards payable if total shareholder return for the period is negative

COMPONENTS OF EXECUTIVE COMPENSATION

PAY ELEMENT	DESCRIPTION AND PURPOSE
Base Salary

•    Fixed cash compensation that recognizes level of responsibilities, experience, expertise and individual performance

•    Helps attract and retain talented executives

•    Evaluated against external market data annually

Annual Bonus Program	• “At risk” performance-based cash compensation that rewards achievement of key annual financial metrics and strategic initiatives
Long-Term Incentives

•    “At risk” performance-based stock compensation that encourages and rewards long-term performance

•    Two components:

¡   Performance shares (weighted 70%), which payout based on relative total shareholder return over a three-year performance period

¡   Time-based restricted stock (weighted 30%), which vests over five years (in one-third increments on the third, fourth and fifth anniversary of grant)

•    Aligns management interests with those of our investors

•    Promotes an “ownership” mentality that fosters the long-term perspective necessary for sustained success

•    Ultimate value of these awards depends upon our performance in delivering value to shareholders both in absolute terms through restricted stock and relative to our peers through performance shares

16	Rayonier Inc.

Consistent with our compensation philosophy, a substantial majority of senior executive compensation is in the form of variable “at risk” pay, aligning compensation with performance and shareholder value. For 2016, the portion of total target compensation (which is comprised of base salary and targeted annual and long-term incentive award levels) allocated to variable “at-risk” compensation was 78% for our CEO and 63% on average for our other named executive officers.

2016 TARGET COMPENSATION MIX

We do not have specific pay ratios for our CEO as compared to our other senior executives, but the Compensation Committee does take into account internal pay equity factors to ensure that compensation differences within the Company are consistent with respect to different job levels and responsibilities. For example, the Compensation Committee believes that the CEO has substantially more responsibility and impact on shareholder value than any other named executive officer. Therefore, the Compensation Committee sets his total compensation at a level appreciably higher in relation to that of other named executive officers, but at a level the Compensation Committee believes is appropriate and reflective of market practice.

BASE SALARY. Base salary is a fixed compensation component intended to compensate our executives based on experience, expertise and job responsibilities. Each year, the Compensation Committee reviews the base salary of our CEO and each of his direct reports, including all of our named executive officers. In making adjustments to base salary levels, the Compensation Committee considers a number of factors including: external market data; the approved annual salary budget; level of responsibilities; experience and breadth of knowledge; and individual performance.

ANNUAL BONUS PROGRAM. We provide cash compensation in the form of an annual bonus incentive, adopted under the Rayonier Non-Equity Incentive Plan, which is designed to reward executives based on the Company’s financial performance against key budgeted financial metrics, and the attainment of identified strategic objectives. For purposes of Section 162(m) of the Code, we use a funded bonus pool approach; whereby once threshold performance goals are reached, the bonus pool is funded at maximum, and the Compensation Committee uses its negative discretion to reduce that amount to the payout amount, if any, to which the named executive officer is entitled based on performance against our pre-established performance factors as described below. The annual bonus program provides for a target bonus award opportunity for each executive based on salary grade, expressed as a percentage of base salary. For 2016, the target bonus award opportunities for the named executive officers were as follows: Mr. Nunes, 100%; Mr. McHugh, 65%; Messrs. Long, Corr and Bridwell, 55%.

Bonus Plan Metrics. Under our 2016 Rayonier Annual Bonus Program (“2016 Bonus Program”), Recurring Cash Flow performance against budget is used to fund up to 120% of the overall bonus pool. The Compensation Committee believes that Recurring Cash Flow provides a strong measure of management performance, as it isolates the operational cash flow performance of the business excluding the impact of extraordinary items (both positive and negative) while also accounting for ongoing capital investment. Recurring Cash Flow is defined as Cash Available for Distribution plus interest expense, which eliminates the impact of capital structure decisions.

2017 Proxy Statement	17

The bonus pool funding level for Recurring Cash Flow is calculated using the table below, interpolating values between the threshold, target and maximum levels, with zero payout for performance below threshold:

	Threshold	Target	Maximum
Percentage of Budgeted Recurring Cash Flow Achieved	80% of Budget	Budget	110% of Budget
Bonus Pool Funding Level	40% of Target Awards	100% of Target Awards	120% of Target Awards

A modifier is then applied based on the Compensation Committee’s assessment of performance against identified strategic objectives and a quality of earnings assessment. This modifier can add or subtract up to 30 percentage points from the recurring cash flow payout level, resulting in a potential overall payout ranging from 0% to 150% of target awards. Our strategic objectives for 2016 centered around timberland acquisitions, optimizing our capital structure, growing our community development business, enhancing our rural land sales program, reducing overall G&A costs, business process improvements and enhancing transparency in our investor communications.

Under our bonus pool structure, individual awards can be adjusted down to 0% or up to +30% of the calculated payout level, not to exceed 150% of target awards, based on performance against individual performance objectives.

Measuring 2016 Results. Performance results under our annual bonus program are adjusted to take into account material unusual, nonrecurring and non-budgeted items impacting the bonus calculation. For 2016, our performance results were adjusted to exclude the impact of variance in cash taxes. This adjustment decreased Recurring Cash Flow results as a percent of budget by 0.7%. After the adjustment, our results generated a financial performance bonus pool of 120% of target. Payout at target award levels for 2016 required achievement of Recurring Cash Flow of $124.1 million, representing the annual budgeted amount approved by the Board in December 2015.

After assessing performance for 2016 against the identified strategic objectives, and after reviewing a detailed variance analysis of budget versus actual financial performance, the Compensation Committee approved a modifier of 30%, bringing the overall payout level to 150% of target awards for each named executive officer. In making this determination, the Compensation Committee was pleased with the capital allocation and portfolio management decisions made by management. It also factored in the progress made on various business process improvements, the projected $5 million reduction in annual G&A spending, the sale of the Townsend Bombing Range property, the New Zealand recapitalization, progress made against our real estate objectives, and enhancements in the transparency of our investor communications.

Final 2016 Bonus Awards. The final annual bonuses earned by our named executive officers for 2016 were approved by the Compensation Committee and, for Mr. Nunes, by our independent directors, in February 2017, and appear in the Summary Compensation Table on page 24, under the heading “Non-Equity Incentive Plan Compensation.” As discussed above, the bonus pool funding for 2016 was 150% of target.

LONG-TERM INCENTIVES. The Rayonier Incentive Stock Plan (“Stock Plan”) allows the Compensation Committee the flexibility to award long-term compensation incentives through a variety of equity-based awards. Long-term incentive awards allow us to offer a competitive overall compensation package, and also provide opportunities for share ownership by our executives in order to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value.

In 2016, the Compensation Committee chose to award performance shares (weighted 70%) and time-based restricted stock (weighted 30%). The Compensation Committee believes this mix provides a strong incentive to our executives to focus on the ongoing creation of shareholder value and to deliver sustained increases in the Company’s market valuation and out-performance relative to our peers on a total shareholder return basis. The three-year vesting and payment periods for our performance share awards and the five-year vesting period for our restricted stock awards also provide a retention incentive for our executives. In setting the grant date value of target long-term incentives to be awarded to each named executive officer, the Compensation Committee considers external market pay data, performance and potential, as discussed below under “Compensation Benchmarking.”

The Compensation Committee may also award one-time equity grants for special purposes, such as new hire, promotion or retention. These awards typically take the form of time-vested restricted stock grants. Long-term incentive awards for 2016 are reflected in the “Summary Compensation Table” on page 24 and the “Grants of Plan-Based Awards” table on page 26.

18	Rayonier Inc.

Performance Shares. The target award level is determined at the beginning of a 36-month performance period. Performance share awards were approved by the Compensation Committee (or, for the CEO, by our independent directors) in February 2016 and the performance period began on April 1, 2016 and ends on March 31, 2019.

The payout, if any, will be based on the level of economic return we produce for our shareholders (referred to as “Total Shareholder Return,” or “TSR”) relative to that produced by the 2016 Performance Share Peer Group, chosen by the Compensation Committee as those companies most likely to be considered “operational competitors” of Rayonier’s core businesses.

TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends. The 2016 Performance Share Award Program awards will be paid out, if at all, in April 2019 after the end of the performance period on March 31, 2019, based on our percentile TSR performance against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award)
80th and Above	200%
51st – 79th	100% (plus 3.33% for each incremental percentile position over the 50th Percentile)
50th	100%
31st – 49th	30% (plus 3.5% for each incremental percentile position over the 30th Percentile)
30th	30%
Below 30th	0%

The payout percentage is capped at 100% of target if Rayonier’s TSR for the performance period is negative.

The 2016 Performance Share Peer Group includes a custom peer group of timber companies, weighted 80%, and real estate companies, weighted 20%, as shown below:

Custom Timber Peer Group (Weighted 80%)
Catchmark Timber Trust	Plum Creek(1)	Potlatch Corporation
Deltic Timber	Pope Resources	Weyerhaeuser

Custom Real Estate Peer Group (Weighted 20%)
Alexander & Baldwin, Inc.	Equity LifeStyle Properties	Mid-America Apartment Communities
American Campus Communities	Essex Property Trust Inc.	Omega Healthcare Investors Inc.
Apartment Investment & Mgmt Co	Forest City Enterprises	Post Properties Inc.
Avalonbay Communities Inc.	Forestar Group Inc.	Senior Housing Properties Trust
AV Homes, Inc.	HCP, Inc.	The St. Joe Company
Camden Property Trust	The Howard Hughes Corp	Sun Communities Inc.
Equity Residential		UDR, Inc.

OTHER COMPENSATION INFORMATION

EXECUTIVE PERQUISITES. In addition to benefits that are available broadly to our employees, Rayonier executive officers are eligible to participate in the Executive Physical Program. Each executive-level employee of the Company is encouraged to have a physical examination every year. The Company does not offer any other executive perquisites.

(1)	Merged with Weyerhaeuser as of February 19, 2016.

2017 Proxy Statement	19

RETIREMENT BENEFITS. We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers, to the extent such employees are eligible participants under the plan terms:

•	the Rayonier Investment and Savings Plan for Salaried Employees (our 401(k) plan);

•	the Rayonier Excess Savings and Deferred Compensation Plan;

•	the Retirement Plan for Salaried Employees of Rayonier;

•	the Rayonier Excess Benefit Plan; and

•	the Rayonier Salaried Retiree Medical Plan.

The benefits available under the plans listed above are intended to provide income replacement after retirement, primarily through distributions from a 401(k) or other deferred compensation plan. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

Our defined contribution retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. As a supplement to our 401(k) plan, the Excess Savings and Deferred Compensation Plan is designed to provide eligible employees and executives with a convenient and efficient opportunity to save for retirement while deferring applicable income taxes until withdrawal. For a detailed description of the Excess Savings and Deferred Compensation Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 30.

Our defined benefit pension plans, the Retirement Plan for Salaried Employees of Rayonier and the Rayonier Excess Benefit Plan, were closed to new employees on January 1, 2006. On December 31, 2016, benefits under our defined benefit pension plans were frozen for all participants. No additional benefits will be accrued under these plans. Of our named executive officers, only Mr. Long is a participant in these plans. Our other named executive officers were hired after January 1, 2006 and are ineligible to participate. For detailed descriptions of our Retirement Plan for Salaried Employees and the Rayonier Excess Benefit Plan, see the discussion following the “Pension Benefits” table on page 29.

For those eligible participants who were employed prior to the January 1, 2006 freeze on new participants, the Rayonier Salaried Retiree Medical Program provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan funded entirely by the plan participants. This benefit is extended on an equivalent basis to all eligible retirees who are plan participants.

The Committee reviews these retirement benefits programs periodically to evaluate their continued competitiveness.

POST-TERMINATION AND CHANGE IN CONTROL BENEFITS

Severance Pay Plan. The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to our named executive officers ranges from 20 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.

Executive Severance Pay Plan. The Compensation Committee recognizes that, as with all publicly-traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives, to the detriment of Rayonier and our shareholders. The Executive Severance Pay Plan, referred to in this discussion as the “Executive Plan,” reflects the Compensation Committee’s view that it is critical to encourage executive retention and that the continued attention and dedication of our senior executives be fostered, notwithstanding the possibility, threat, rumor or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue financial concern over whether the transaction would jeopardize the executives’ own employment.

20	Rayonier Inc.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Compensation Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. Any benefits payable require a “double-trigger,” meaning in addition to a change in control, the executive must be involuntarily terminated (other than “for cause”) or resign for “good reason” before stock awards are vested. If the executive is involuntarily terminated (other than “for cause”) or resigns for “good reason” within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I or Tier II executive. The Executive Plan has no excise tax gross-up provision. The Executive Plan includes a best net benefit provision, which provides eligible executives with the greater of (1) the full benefit less the excise tax, with the executive personally responsible for paying the excise tax, or (2) a capped benefit, with the amount reduced just below the threshold for triggering the excise tax. The Compensation Committee reviews the Executive Plan annually and retains the discretion to terminate the Executive Plan, or to include or exclude any executive, including any named executive officer, at any time prior to a change in control. As of December 31, 2016, Messrs. Nunes, McHugh, Corr and Long are included as Tier I executives, and Mr. Bridwell is included as a Tier II executive.

The potential payments under the Executive Plan are calculated in the “Potential Payments upon Termination or Change in Control” table on page 31.

DECISION MAKING PROCESS

ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND ADVISORS. The Compensation Committee has responsibility for establishing our compensation philosophy and for monitoring our adherence to it. The Compensation Committee reviews and approves compensation levels for all executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to such officers. The Compensation Committee establishes annual performance objectives for the CEO, evaluates his accomplishments and performance against those objectives, and, based on such evaluation, makes recommendations regarding his compensation for approval by the independent members of our Board. All of these functions are set forth in the Compensation Committee’s Charter, which is available on our website (www.rayonier.com) located under the Corporate Governance tab on our Investor Relations page and is reviewed annually by the Compensation Committee.

The Compensation Committee’s work is accomplished through a series of meetings, following a regular calendar schedule to ensure that all major elements of compensation are appropriately considered and that compensation and benefit programs are properly designed, implemented and monitored. Special meetings are held as needed to address matters outside the regular compensation cycle. Working with the Compensation Committee Chair, our Vice President, Human Resources prepares an agenda and supporting materials for each meeting. Our Vice President, Human Resources, and our Vice President, General Counsel and Corporate Secretary, along with Mr. Nunes, generally attend Committee meetings by invitation, but are excused for executive sessions. The Compensation Committee invites other members of management to attend meetings as it deems necessary to cover issues within their specific areas of expertise or responsibility.

The Compensation Committee also seeks advice and assistance from compensation consultants and outside counsel. The Compensation Committee has engaged a compensation consulting firm, Farient Advisors, to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving the CEO and the programs generally applicable to senior executives. Farient Advisors does not provide any services other than consulting services related to executive and Board compensation. The Compensation Committee has assessed the independence of our compensation consultant against the specific criteria under applicable SEC and NYSE rules and determined that no conflict of interest is or was raised by their work for the Compensation Committee.

COMPENSATION BENCHMARKING. In an effort to attract, motivate and retain a talented management team, the Compensation Committee studies market norms among our industry peers and comparably-sized general industry companies in an effort to provide a competitive compensation program that targets median (50th percentile of our peer group) compensation levels. Of course, variations from these general expectations may occur based on the expertise and experience level of a given executive as well as individual, Company and market factors.

In setting 2016 compensation levels for senior executives, including each of the named executive officers, the Compensation Committee reviewed median compensation levels at comparably sized general industry companies using a

2017 Proxy Statement	21

blend of two survey sources: (1) the TowersWatson CDB Executive Compensation Survey for companies with revenues of less than $1 billion; and (2) the US Mercer Benchmark Database Executive Compensation Survey database for companies with revenues between $400 million and $1 billion. See Appendix B for a list of companies included in the TowersWatson survey. Due to privacy reasons, Mercer does not provide a list of the companies included in a survey when using a special revenue cut.

For our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer, Farient Advisors also provided the Compensation Committee compensation levels of our industry peer companies, as disclosed in each company’s annual proxy statement. These companies, listed below, are evaluated each year and chosen by the Compensation Committee as those most likely to be considered “operational competitors.”

Compensation Benchmarking Peer Group
Catchmark Timber Trust	Plum Creek	Potlatch Corporation
Deltic Timber	Pope Resources	Weyerhaeuser

In setting compensation levels, the Compensation Committee also considered total direct compensation in the context of the relatively short period of time each of the named executive officers has served in his or her respective role. For 2016, target total direct compensation (consisting of base salary, target annual bonus and target long-term incentive award) levels for our named executive officers fell below the median overall.

COMPENSATION POLICIES AND GOVERNANCE PRACTICES

STOCK OWNERSHIP GUIDELINES. We believe that share ownership requirements help to further focus the senior management team on the long-term success of our businesses and the interests of our shareholders. All executives at the Vice President level and above are required to acquire and hold, within five years after taking such position, Rayonier shares with a value equal to a designated multiple of their base salary as shown below:

Position	Ownership Requirement
Chief Executive Officer	6x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Vice Presidents	1x

We also require that each independent director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer. Prior to satisfying his or her ownership requirement, a director or executive is prohibited from selling any Rayonier shares other than shares withheld or sold to satisfy taxes in connection with a performance share payout, restricted stock awards or stock option exercise. All of our directors and executive officers have met or are on track to meet their ownership requirements within the required period.

PROHIBITION ON HEDGING AND PLEDGING SHARE OWNERSHIP. Our executive officers and directors are not permitted to hedge their economic exposure to our common shares, to hold their ownership interests in our common shares in a margin account or to otherwise pledge their common shares as collateral for a loan. For a more detailed description, see the “Share Ownership of Directors and Executive Officers” section on page 48.

TAX CONSIDERATIONS. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million for certain of our named executive officers unless specific criteria are satisfied. The Compensation Committee considers the anticipated tax treatment to Rayonier and the named executive officers in its review and establishment of compensation programs and payments. However, deductibility of compensation is only one factor that the Compensation Committee takes into account in setting executive compensation terms and levels and the Compensation Committee retains the flexibility to award compensation that is not deductible in its discretion. In addition, Section 162(m) imposes a number of requirements that must be met for awards to qualify for deduction. Accordingly, there can be no assurance that performance-based awards will be fully deductible under all circumstances.

22	Rayonier Inc.

CLAWBACK POLICY. We have an extensive “Clawback Policy” that provides the Compensation Committee discretion to recover incentive awards paid or outstanding in the event of a financial restatement or detrimental conduct. Detrimental conduct includes failure to comply with material policies of the Company, committing an illegal act in connection with the performance of a covered employees’ duties or taking any action or failing to take action which puts the Company at a material risk. The financial restatement provision of the plan applies to Section 16 Officers and allows the Compensation Committee to recover the difference between the incentive-based awards paid and the value that would have been paid had the relevant information been known at the time the award was paid. The detrimental conduct provision applies to a broader group of management and provides the Compensation Committee discretion to recover all or a portion of any incentive awards paid or outstanding during the prior 36 months.

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the CD&A be included in this Proxy Statement, which is incorporated by reference into the Company’s 2016 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee:

Scott R. Jones, Chair	Richard D. Kincaid
John A. Blumberg	Andrew G. Wiltshire
Dod A. Fraser

2017 Proxy Statement	23

SUMMARY COMPENSATION TABLE

This table discloses compensation for 2016, 2015 and 2014 for Rayonier’s Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2) (3)	Option Awards (2)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compen- sation (6)	Total
David Nunes	2016	$637,500	—	$1,776,612	—	$956,250	—	$116,401	$3,486,763
President and Chief	2015	$587,520	—	$1,627,690	—	$705,024	—	$56,347	$2,976,581
Executive Officer	2014	$309,420	$250,000	$3,560,744	—	$440,064	—	$250,336	$4,810,564
Mark McHugh	2016	$387,500	—	$555,205	—	$377,813	—	$44,196	$1,364,714
Senior Vice President and	2015	$350,000	—	$542,582	—	$273,000	—	$168,506	$1,334,088
Chief Financial Officer	2014	$17,235	—	$350,132	—	—	—	$517	$367,884
Doug Long	2016	$300,000	—	$333,101	—	$247,500	$263,188	$15,261	$1,159,050
Senior Vice President, U.S.	2015	$245,833	$10,000	$244,166	—	$147,500	$76,896	$7,481	$731,876
Operations	2014	$153,037	$20,000	—	$19,692	$42,282	$147,835	$105,502	$488,348
Chris Corr	2016	$337,500	—	$444,153	—	$185,625	$722	$64,721	$1,032,721
Senior Vice President, Real	2015	$327,500	—	$434,054	—	$196,500	$558	$47,086	$1,005,698
Estate and Public Affairs	2014	$315,000	$150,000	$304,489	$80,091	$131,300	$174	$27,160	$1,008,214
Mark Bridwell	2016	$315,000	—	$333,101	—	$259,875	—	$40,394	$948,370
Vice President, General	2015	$293,750	—	$325,555	—	$176,250	—	$26,467	$822,022
Counsel & Corporate Secretary	2014	$246,350	$5,000	$237,956	$54,930	$123,800	—	$16,849	$684,885

(1)	For Mr. Nunes, this amount represents his hiring bonus. For Mr. Long, the amounts represent a bonus associated with his promotion to Director, Atlantic Region in March 2014. Mr. Long’s bonus was payable in two payments, $20,000 in 2014 and $10,000 in 2015. For Messrs. Corr and Bridwell, the amounts represent transaction and recognition bonuses paid in connection with the spin-off of Rayonier Advanced Materials Inc. (“RYAM”).
(2)	Represents the aggregate grant date fair value for performance share, stock option and restricted stock awards, as applicable, computed in accordance with FASB ASC Topic 718 granted in 2016, 2015 and 2014. For 2016, the Stock Awards column includes the grant date fair value of performance shares and restricted stock awards as follows:

	Performance Shares	Restricted Stock
Mr. Nunes	$1,296,616	$479,997
Mr. McHugh	$405,200	$150,005
Mr. Long	$243,108	$89,993
Mr. Corr	$324,154	$119,999
Mr. Bridwell	$243,108	$89,993

For 2014, this amount also includes the incremental expense associated with the cancellation and replacement of the performance share awards granted in 2014 resulting from the spin-off of RYAM. Values for awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” section included in the notes to our financial statements included in our Annual Reports on Form 10-K for 2016, 2015 and 2014.
(3)	The following amounts reflect the grant date award value assuming that the highest level of performance is achieved under the 2016 Performance Share Award Program: Mr. Nunes, $2,239,985; Mr. McHugh, $700,008; Mr. Long, $419,985; Mr. Corr, $559,996; and Mr. Bridwell, $419,985.
(4)	Represents awards under the 2016, 2015 and 2014 bonus programs discussed in the Compensation Discussion and Analysis beginning on page 15.
(5)	For Mr. Long, these amounts represent the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans. For Mr. Corr, these amounts represent above market interest on non-qualified deferred compensation. Excess Base Salary and Annual Bonus Deferral account balances under our Excess Savings and Deferred Compensation Plan earn a rate of return equal to 10-Year Treasury Notes (adjusted monthly) plus 1.5 percent. Under SEC regulations, any returns on non-qualified deferred compensation in excess of 120% of the applicable federal long-term rate are considered above market interest and must be reported.

24	Rayonier Inc.

(6)	For each year presented, these amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, our 401(k) Plan; Company contributions to the Rayonier Excess Savings and Deferred Compensation Plan; reimbursement of expenses incurred under the Senior Executive Tax and Financial Planning Program (program was discontinued in 2015); restricted stock dividends and accrued interest; relocation benefits and related tax gross-ups; and the costs of executive physical examinations. The amounts reflect 401(k) Plan Company contributions as follows: for 2016: Messrs. Nunes, McHugh, Corr and Bridwell, $17,490, and Mr. Long, $4,500; for 2015: Messrs. Nunes, Corr and Bridwell, $17,490, Mr. McHugh, $16,962 and Mr. Long, $5,565; for 2014: Mr. Nunes, $15,600; Mr. McHugh, $517; Mr. Long, $4,985; Mr. Corr, $17,160; and Mr. Bridwell, $15,431. The amounts reflect Excess Savings Company contributions as follows: for 2016: Mr. Nunes, $67,391, Mr. McHugh, $16,500, Mr. Long, $175, Mr. Corr, $16,494 and Mr. Bridwell, $13,164; for 2015: Mr. Nunes, $13,093; Mr. Corr, $8,400 and Mr. Bridwell, $3,536; for 2014: Mr. Bridwell, $1,418. For 2015, the amount reflects balances that were used prior to the discontinuation of tax and financial planning program as follows: Mr. Corr, $10,000 and Mr. Bridwell, $2,885. The amount reflects dividend equivalents associated with restricted stock as follows: for 2016: Mr. Nunes, $31,520, Mr. McHugh, $10,206, Mr. Long, $10,586, Mr. Corr, $30,471 and Mr. Bridwell, $9,740; for 2015: Mr. Nunes, 12,779 and Mr. Corr, $11,196. Mr. Nunes’ amount includes relocation benefits as follows: for 2014, $234,736 in relocation benefits, which includes $43,021 in related tax gross-ups; for 2015, $12,964 in relocation benefits, which includes $2,103 in related tax gross-ups. Mr. McHugh’s amount for 2015 includes $147,284 in relocation benefits, which includes $41,647 in related tax gross-ups. Mr. Long’s amount for 2014 includes $91,456 in relocation benefits, which includes $13,903 in related tax gross-ups. All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.

2017 Proxy Statement	25

GRANTS OF PLAN-BASED AWARDS

This table discloses potential payouts under the 2016 Rayonier Annual Bonus Program and the 2016 Performance Share Award Program along with 2016 restricted stock awards for our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date	Approval Date	Thres- hold	Target	Maxi- mum	Thres- hold (#)	Target (#)	Maxi- mum (#)
David Nunes	—	—	$255,000	$637,500	$956,250
	4/1/2016	2/25/2016				13,516	45,052	90,104		$1,296,616
	4/1/2016	2/25/2016							19,308	$479,997
Mark McHugh	—	—	$100,750	$251,875	$377,813
	4/1/2016	2/25/2016				4,224	14,079	28,158		$405,200
	4/1/2016	2/25/2016							6,034	$150,005
Doug Long	—	—	$66,000	$165,000	$247,500
	4/1/2016	2/25/2016				2,534	8,447	16,894		$243,108
	4/1/2016	2/25/2016							3,620	$89,993
Chris Corr	—	—	$74,250	$185,625	$278,438
	4/1/2016	2/25/2016				3,379	11,263	22,526		$324,154
	4/1/2016	2/25/2016							4,827	$119,999
Mark Bridwell	—	—	$69,300	$173,250	$259,875
	4/1/2016	2/25/2016				2,534	8,447	16,894		$243,108
	4/1/2016	2/25/2016							3,620	$89,993

(1)	Reflects potential awards under the 2016 Rayonier Annual Bonus Program. Awards can range from 0% to 150% of the target award. See the “Annual Bonus Program” section of the Compensation Discussion and Analysis beginning on page 17. The actual amount earned by each named executive officer for 2016 is reflected in the Summary Compensation Table on page 24 under the “Non-Equity Incentive Plan Compensation” column.
(2)	Reflects potential awards, in number of shares, under the 2016 Performance Share Award Program. Awards can range from 0% to 200% of the target award. Please refer to the “Performance Shares” section of the Compensation Discussion and Analysis on page 19.
(3)	Reflects awards of time-based restricted stock, in number of shares, under the 2016 Rayonier Incentive Stock Plan.
(4)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Values for equity incentive plan awards subject to performance conditions are computed based on probable outcome of the performance condition as of the grant date.

26	Rayonier Inc.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table discloses outstanding stock option, performance share and restricted stock awards for the named executive officers as of December 31, 2016.

		Option Awards				Stock Awards
									Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested (4)	Number of Unearned Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units That Have Not Vested (4)

David Nunes	4/1/2016					19,308	(A)	$513,593	45,052	$1,198,383
	4/1/2015					17,039	(B)	$453,237	39,758	$1,057,563
	7/21/2014					85,130	(C)	$2,264,458	14,190	$377,454
Mark McHugh	4/1/2016					6,034	(A)	$160,504	14,079	$374,501
	4/1/2015					5,680	(B)	$151,088	13,253	$352,530
	12/12/2014					13,050	(C)	$347,130
Doug Long	4/1/2016					3,620	(A)	$96,292	8,447	$224,690
	4/1/2015					2,556	(B)	$67,990	5,964	$158,642
	1/2/2014	1,233	617	$31.28	1/2/2024
	1/2/2013	1,400		$38.69	1/2/2023
	1/3/2012	1,654		$32.65	1/3/2022
	1/3/2011	1,468		$27.22	1/3/2021
	1/4/2010	1,116		$20.74	1/4/2020
	1/2/2009	1,380		$14.83	1/2/2019
	1/2/2008	925		$22.83	1/2/2018
Chris Corr	4/1/2016					4,827	(A)	$128,398	11,263	$299,596
	4/1/2015					4,544	(B)	$120,870	10,602	$282,013
	7/15/2014								9,100	$242,060
	1/2/2014	4,947	2,474	$31.28	1/2/2024
Mark Bridwell	4/1/2016					3,620	(A)	$96,292	8,447	$224,690
	4/1/2015					3,408	(B)	$90,653	7,952	$211,523
	7/15/2014								6,260	$166,516
	7/1/2014	2,995	1,498	$34.98	7/1/2024
	1/2/2014	737	369	$31.28	1/2/2024
	1/2/2013	842		$38.69	1/2/2023
	1/3/2012	567		$32.65	1/3/2022
	1/3/2011	602		$27.22	1/3/2021
	1/2/2009	1,659		$14.83	1/1/2019

(1)	Option awards vest and become exercisable in one-third increments on the first, second and third anniversaries of the grant date.
(2)	(A) Amounts reflect time-based restricted shares granted as part of our 2016 long-term incentive program on April 1, 2016, which vest in equal one-third increments on the third, fourth, and fifth anniversary of the awards.
(B) Amounts reflect time-based restricted shares granted under our 2015 long-term incentive program on April 1, 2015, which vest in equal one-third increments on the third, fourth and fifth anniversary of the awards.
(C) Amounts reflect special one-time awards of time-based restricted shares with vesting schedules as follows: Mr. Nunes, 85,130 shares scheduled to vest on June 9, 2019; Mr. McHugh, 13,050 shares scheduled to vest on December 12, 2017.
(3)

Represents awards under the Performance Share Award Program for 2014, 2015 and 2016, each with a 36-month performance period. Awards for the relevant performance share program period are immediately vested following the performance period upon the Compensation Committee’s certification of performance results and the amount earned. Due to the spin-off of RYAM, the performance share awards granted in January 2014 were cancelled and reissued effective July 2014 resulting in a 30 month performance period. Under the Performance Share Award Program, the actual award value can range from zero to 200% of target.

2017 Proxy Statement	27

See the “Performance Shares” section of the Compensation Discussion and Analysis on page 19. The disclosure for the 2014, 2015 and 2016 Performance Share Award Programs reflects the target award.
(4)	Value based on the December 30, 2016 closing share price of $26.60.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth for each named executive officer the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#) (1) (2)	Value Realized on Vesting

David Nunes	—	—	—	—
Mark McHugh	—	—	—	—
Doug Long	—	—	1,000	$56,000
Chris Corr	—	—	5,990	$148,552
Mark Bridwell	2,995	$15,853	1,370	$33,976

(1)	The amounts shown for Messrs. Long, Corr and Bridwell represent vested restricted stock.
(2)	We did not meet the threshold performance level under the 2014 Performance Share Award Program. As a result no payout was made under the program.

28	Rayonier Inc.

PENSION BENEFITS

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax qualified retirement plan (“Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a non-qualified retirement plan (“Excess Plan”), at the earliest eligible retirement age. The named executive officers who are not listed in the table are not participants in and have no accumulated benefit under either the Retirement Plan or the Excess Plan. The Retirement Plan and Excess Plan were closed to new participants effective January 1, 2006. On December 31, 2016, benefits were frozen for all participants.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Doug Long	Rayonier Salaried Employees Retirement Plan	21.6	$631,543	—
	Rayonier Excess Benefit Plan		$118,661	—

(1)	Determined using the assumptions that applied for FASB ASC Topic 715-30 disclosure as of December 31, 2016. For December 31, 2016, an interest rate of 4.01% was used and the mortality assumptions were the RP-2014 mortality tables with a fully generational projection using scale MP-2016. Employees are assumed to retire at the earliest age that they will be eligible for an unreduced pension (i.e., age 60 and 15 years of service or age 65). Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. This Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with our desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an enhanced retirement contribution under the Rayonier Investment Savings Plan for Salaried Employees for new salaried employees hired after December 31, 2005.

For the period through December 31, 2003, the annual pension amounted to 2% of a participant’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of the participant’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the participant’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of the participant’s final average compensation for each year of benefit service to a maximum of 40 years. Effective December 31, 2016, the plan was amended to freeze benefits for all employees participating in the plan. In lieu of the pension plan, the Company will make a retirement contribution to each participant’s 401(k) savings plan account equal to 3% of base salary and annual bonus.

A participant is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a participant eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a participant eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A participant’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan through December 31, 2016 as follows: (1) the participant’s average annual base salary for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average, plus (2) the participant’s average approved bonus payments for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average.

2017 Proxy Statement	29

Rayonier adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds Section 415 of the Code limitations or whose benefit is limited on account of the Section 401(a)(17) of the Code limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan were eligible under the Excess Plan, however, benefits under the plan will only be accrued to those employees who are affected by the Code limits and only through December 31, 2016 due to the freeze on the Retirement Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE (2)

David Nunes	$13,139	$67,391	$1,827	—	$106,931
Mark McHugh	$1,375	$16,500	$207		$18,082
Doug Long	—	$175	$1		$176
Chris Corr	$3,400	$16,494	$3,982	—	$136,321
Mark Bridwell	—	$13,164	$410	—	$21,767

(1)	All executive and Company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 24.
(2)	To the extent that a participant was a named executive officer in prior years, executive and Company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year. The Rayonier Inc. Excess Savings and Deferred Compensation Plan (“Excess Savings Plan”) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Investment and Savings Plan for Salaried Employees (“Savings Plan”)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, a qualified 401(k) plan, is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The Company will match such contributions at a rate of $.60 for each $1.00 up to 6% of the employee’s base salary. In addition, the Company will make a retirement contribution to each participant’s account equal to 3% of base salary and annual bonus for employees hired after January 1, 2006, or 0.5% of base salary for employees hired before 2006. Effective January 1, 2017, coincident with the freezing of benefits under the Retirement Plans, employees hired before 2006 will also receive the Company retirement contribution of 3% of base salary and annual bonus rather than the 0.5% of base salary they received previously. Rayonier contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment.

The Excess Savings Plan supplements the Savings Plan by providing employees with Rayonier contributions lost due to the federal tax regulations limiting employee contributions to tax-qualified 401(k) plans. Participants can contribute up to 6% of total base salary. The Company contributes matching contributions up to 3.6% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants, and the Rayonier matching contributions, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2016 was 2.63%. Excess Savings Plan participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $170,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual bonus. Amounts deferred are unsecured, but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average interest rate in 2016 was 3.32%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

30	Rayonier Inc.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the potential payments to which each of our named executive officers would have been entitled upon an involuntary termination without cause or voluntary termination for good reason occurring on December 31, 2016 within 24 months after a change in control. All payments are as provided under the Executive Severance Pay Plan discussed on page 20 of the CD&A.

In all other cases of termination of employment, whether voluntary or involuntary, our named executive officers would be entitled to accrued salary, vacation pay, regular pension benefits and welfare benefits on the same basis as would be provided to salaried employees generally, as well as 401(k) and nonqualified deferred compensation distributions. Other than in connection with a change in control, upon a qualifying termination, a named executive officer may be entitled to payments under our Severance Pay Plan, a plan in which all salaried employees participate on a non-discriminatory basis.

Name	Scheduled Severance (1)	Bonus Severance (2)	Pension / 401(k) Benefit (3)	Medical / Welfare and Outplacement Benefits (4)	Acceleration of Equity Awards (5)

David Nunes Involuntary or voluntary for good reason termination after change in control	$1,950,000	$1,717,632	$180,229	$62,983	$5,487,234
Mark McHugh Involuntary or voluntary for good reason termination after change in control	$1,200,000	$819,000	$103,770	$51,061	$1,385,754
Doug Long Involuntary or voluntary for good reason termination after change in control	$900,000	$225,975	$247,309	$64,800	$547,614
Chris Corr Involuntary or voluntary for good reason termination after change in control	$1,020,000	$477,801	$81,654	$61,754	$830,878
Mark Bridwell Involuntary or voluntary for good reason termination after change in control	$640,000	$264,700	$50,181	$30,859	$623,158

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Severance Pay Plan (3 times for Tier I, 2 times for Tier II).
(2)	Represents the applicable tier multiplier (3 times for Tier I and 2 times for Tier II) times the greater of: (i) the average of the bonus amounts actually paid in the three year period comprised of the year of the qualifying event and the two immediately preceding calendar years; (ii) the target bonus for the year in which the change in control occurred; or (iii) the target bonus in the year of termination.
(3)	Represents the actuarial value of an additional three years of eligibility service and age under the Company’s retirement plans and three additional years participation in the Savings Plan at the executive’s current contribution levels.
(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; and (ii) up to $30,000 in outplacement services.
(5)	For stock option awards, the value was calculated as the difference between the closing price of the Company stock on December 30, 2016 and the option exercise price. Performance share and restricted stock awards were valued using the closing price of the Company stock on December 30, 2016.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 20, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table on page 30. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table on page 29.

2017 Proxy Statement	31

A constructive termination by an executive within two years after a change in control would generally be for “good reason” if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Severance Pay Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Severance Pay Plan if he or she was terminated for cause. A termination of an executive generally would be “for cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board; or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits (generally, up to three times base salary) upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients to reduce or terminate their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Section 409A of the Code, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Severance Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Severance Pay Plan were the Company not to meet its obligations. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Severance Pay Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 regarding all compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,642,377	(1)	$28.16	5,554,079	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	1,642,377		$28.16	5,554,079

(1)	Consists of 1,079,801 outstanding stock options awarded under the 2004 Incentive Stock Plan and the Rayonier Incentive Stock Plan and 562,576 performance shares (assuming maximum payout) awarded under the Rayonier Incentive Stock Plan. The weighted-average exercise price in column (B) does not take performance shares into account.
(2)	Consists of shares available for future issuance under the Rayonier Incentive Stock Plan.

32	Rayonier Inc.

PROPOSAL NO. 3 – NON-BINDING ADVISORY VOTE ON “SAY ON FREQUENCY”

In accordance with the Dodd-Frank Act, we are providing our shareholders with an advisory vote as to the frequency of future advisory shareholder votes on the compensation of our named executive officers. Specifically, shareholders may express their preference as to whether such advisory votes should be held every one, two or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory resolution on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, while our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board currently believes that an annual advisory vote on executive compensation is consistent with seeking input from, and engaging in discussions with, our shareholders on corporate governance matters. Note that shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own preference among the frequency options. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

This proposal provides shareholders with the opportunity to express their preferred voting frequency for future Say-on-Pay advisory votes by choosing the option of one year, two years or three years in response to the following resolution:

“RESOLVED, that the Company’s Shareholders recommend on an advisory basis, by their vote on this resolution, whether a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in the Company’s proxy statements, should occur every one, two or three years.”

While this vote is not binding on our Board, the Board values the opinions of our shareholders and will take into account the outcome of the vote when considering the frequency of future Say-on-Pay advisory votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

2017 Proxy Statement	33

PROPOSAL NO. 4 – APPROVAL OF THE RAYONIER NON-EQUITY INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Shareholders are being asked to approve the Rayonier Non-Equity Incentive Plan, as amended by our Compensation Committee on February 23, 2017 (“Rayonier Non-Equity Incentive Plan”), subject to shareholder approval, in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Rayonier Non-Equity Incentive Plan includes an enhanced list of business criteria upon which performance goals may be based in Section 2. The Rayonier Non-Equity Incentive Plan also reflects adjustment of the maximum award limit in Section 5(e)(iii) to provide the Compensation Committee with increased flexibility to grant awards intended to qualify for tax deductibility under Section 162(m). As amended, a covered executive (as defined below) may not be granted bonus awards under the Rayonier Non-Equity Incentive Plan in any one calendar year that would permit the covered executive to be paid in the aggregate an amount in excess of $2,000,000.

Approval of the Rayonier Non-Equity Incentive Plan will constitute approval of the performance criteria set forth in the Rayonier Non-Equity Incentive Plan pursuant to the shareholder approval requirements of Section 162(m). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly-compensated executive officers serving on the last day of the fiscal year other than the chief financial officer (who are referred to in the Rayonier Non-Equity Incentive Plan as “covered executives”). Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Shareholder approval of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility.

Specifically, the regulations promulgated under Section 162(m) require that the material terms of the performance goals be disclosed to, and approved by, the Company’s shareholders periodically. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation upon attainment of performance goals, (2) the business criteria upon which the performance goals may be based, and (3) the maximum amount payable to a covered executive upon attainment of the performance goals. The following is a brief description of the Rayonier Non-Equity Incentive Plan, including the material terms of the performance goals as amended, subject to shareholder approval. The full text of the Rayonier Non-Equity Incentive Plan is attached as Appendix D and the following description is qualified in its entirety by reference to Appendix D.

PURPOSE. The purpose of the Rayonier Non-Equity Incentive Plan is to provide a vehicle through which the Compensation Committee makes cash incentive awards to key personnel, referred to as “designated employees,” as determined or established by the Compensation Committee. The Rayonier Non-Equity Incentive Plan is implemented through bonus programs that may be adopted periodically by the Compensation Committee in its discretion.

ADMINISTRATION OF THE RAYONIER NON-EQUITY INCENTIVE PLAN. The Compensation Committee administers the Rayonier Non-Equity Incentive Plan, with the exception of awards to the CEO which require the approval of the independent directors of the Board. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Compensation Committee has the full power, discretion and authority to interpret, construe and administer the Rayonier Non-Equity Incentive Plan. The powers of the Compensation Committee include, but are not limited to, the power to: (i) determine the terms and conditions of each bonus program under the Rayonier Non-Equity Incentive Plan, including the performance goals and performance objectives thereunder; (ii) select those employees of the Company or any affiliate who are designated employees to whom bonus awards are granted pursuant to a bonus program under the Rayonier Non-Equity Incentive Plan; (iii) determine the amount to be paid pursuant to each bonus award; (iv) determine whether and the extent to which the conditions to the payment of a bonus award have been satisfied; (v) provide rules and regulations from time to time for the management, operation and administration of the Rayonier Non-Equity Incentive Plan and the bonus programs; (vi) construe the Rayonier Non-Equity Incentive Plan and the bonus programs, which construction is final and conclusive upon all parties; and (vii) correct any defect, supply any omission or reconcile any inconsistency in the Rayonier Non-Equity Incentive Plan and any bonus programs in such manner and to

34	Rayonier Inc.

such extent as it shall deem expedient. The Compensation Committee may amend, suspend, modify or terminate the Rayonier Non-Equity Incentive Plan or any bonus program at any time.

All decisions, determinations or actions of the Compensation Committee with respect to the Rayonier Non-Equity Incentive Plan are final and binding on all persons for all purposes. The Compensation Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Rayonier Non-Equity Incentive Plan or any bonus program, to grant, amend, interpret and administer bonus awards with respect to any designated employee other than a covered executive.

ELIGIBILITY. Awards may be granted only to employees of the Company and its affiliates, as determined by the Compensation Committee and who are identified as designated employees with respect to a bonus program. The Compensation Committee will determine the designated employees, or the class of designated employees, who will participate in the bonus program for a particular performance period. As of March 1, 2017 there were approximately 246 persons who would currently be eligible to receive awards under the Rayonier Non-Equity Incentive Plan. Non-employee directors are not eligible to receive awards under the Rayonier Non-Equity Incentive Plan. Because the Compensation Committee has full discretion to determine designated employees who will participate in bonus programs, there is no way to predict how many employees may ultimately receive awards under the Rayonier Non-Equity Incentive Plan. Further, because the Compensation Committee has discretion to determine the amount and form of awards, subject to Rayonier Non-Equity Incentive Plan terms, there is no way to determine in advance the benefits or amounts that will be received in the future by, or allocated to, specific employees under the Rayonier Non-Equity Incentive Plan.

BONUS PROGRAMS. The bonus program for each performance period is determined by the Compensation Committee. The Compensation Committee will identify the designated employees and the specific performance goals and the parameters of the performance objectives to be applied for a performance period. The Compensation Committee will also determine any applicable weightings to be given in respect of the performance goals for each designated employee or class of designated employees.

In determining specific performance goals and performance objectives, the Compensation Committee may: (i) establish the performance objectives as consisting of one or more levels of performance with respect to a given performance goal; (ii) cause the performance objectives to differ for bonus awards among different designated employees; (iii) provide that more than one performance goal is incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other; and (iv) establish a matrix setting forth the relationship between performance on two or more performance goals and allocate the amount of a bonus award among performance goals. The Compensation Committee will set target awards for designated employees, including covered executives, which may be expressed as a percentage of the designated employees base salary or such other amount as may be designated by the Compensation Committee. In the case of designated employees who are not covered executives, the Compensation Committee may also establish, in its discretion, a percentage by which individual bonus awards may be increased or decreased based upon designated employees’ individual performance.

BONUS AWARDS. Bonus awards are in the form of a conditional right of a designated employee to receive cash, based upon achievement of one or more pre-established performance objectives during a performance period. Bonus awards may also take the form of a percentage of a bonus pool. For covered executives, bonus awards for all performance periods commencing in any one calendar year under bonus programs established pursuant to the Rayonier Non-Equity Incentive Plan may not permit the participant to be paid an amount in excess of $2 million.

PERFORMANCE PERIODS. For any bonus award granted under a bonus program, the Compensation Committee shall designate a period of time, the performance period, during which performance will be measured for purposes of determining a participant’s entitlement to receive payment on such bonus award.

PERFORMANCE OBJECTIVES. Performance goals, in the case of bonus awards for covered executives, shall be expressed in terms of one or more of the following business criteria, measurable as objective goals:

•	net income or net earnings (before or after taxes),

•	earnings per share

•	operating income

2017 Proxy Statement	35

•	operating cash flow

•	free cash flow

•	recurring cash flow

•	cash available for distribution

•	revenue growth

•	earnings before income taxes and depreciation

•	earnings before interest, taxes, depreciation and amortization

•	margins (including but not limited to gross or operating margins)

•	reductions in operating expenses

•	sales or return on sales

•	stock price (including, but not limited to, growth measures and total stockholder return)

•	return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets)

•	economic value added

•	expense targets

•	cost reductions and savings

•	attainment of budget goals

•	increase in surplus

•	productivity improvements

•	attainment of strategic or operational initiatives

Performance goals may also be based on an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units. A performance goal may be established in absolute terms, relative to performance in prior periods, compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Compensation Committee may determine. Unless otherwise determined by the Compensation Committee, such as by applying adjustments to financial metrics, performance goals will be determined using U.S. GAAP consistently applied during the performance period.

Following the completion of each performance period, in the case of performance awards intended to qualify as “performance-based compensation” under Section 162(m), the Compensation Committee must certify in writing as to whether the performance goals and other material terms of the performance award have been achieved or met before any award is paid to any covered executive.

ADJUSTMENTS AND AMENDMENTS. The Compensation Committee may reduce or eliminate the bonus award of any employee for any reason at any time. With respect to any bonus pool, the exercise of discretion by the Compensation Committee to reduce or eliminate a bonus award for any designated employee shall not increase the amount payable to any other covered executive.

To the extent necessary to preserve the intended economic effects of the Rayonier Non-Equity Incentive Plan, the Compensation Committee also may adjust performance objectives, bonus awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or any subsidiary, or (iv) a change in accounting or other relevant rules or regulations; provided, however, that no such adjustment may be made if it would cause the awards to fail to qualify as “performance-based compensation” under Section 162(m).

36	Rayonier Inc.

With respect to the evaluation of performance objectives, the Compensation Committee may exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a performance period, including, but not limited to, asset write-downs or impairment charges, reorganization and restructuring, acquisitions or divestitures and related expenses, foreign exchange gains and losses, or any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Compensation Committee may in its discretion determine. With respect to any bonus awards made to covered executives, such exclusions and adjustments shall apply only to the extent made in compliance with Section 162(m).

TERMINATION OF EMPLOYMENT. In general, in the event a designated employee terminates employment for any reason during a performance period or prior to the bonus award payment, he or she (or his or her beneficiary, in the case of death) will not be entitled to receive any bonus award for such performance period, though the Compensation Committee may in its sole discretion pay a pro rata or other portion of the award to such designated employee and, in the case of covered executives, only if consistent with the requirements of Section 162(m).

AMENDMENT OR TERMINATION OF THE RAYONIER NON-EQUITY INCENTIVE PLAN. The Compensation Committee may terminate or amend the Plan or any bonus program at any time.

SECTION 162(M) AND THE RECOMMENDATION OF THE BOARD. The Board believes that it is in the best interest of the Company and its shareholders to enable the Compensation Committee, as it deems appropriate, to implement compensation arrangements that qualify as tax-deductible, performance-based compensation under the Rayonier Non-Equity Incentive Plan. The Board is therefore recommending that shareholders approve, for Section 162(m) purposes, the material terms of performance-based compensation, as set forth above. Shareholder approval of the material terms, however, is only one of several requirements under Section 162(m) that must be satisfied for awards under the Rayonier Non-Equity Incentive Plan to qualify for the performance-based compensation exemption. The rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will so qualify. In addition, nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards under the Rayonier Non-Equity Incentive Plan or otherwise that do not qualify for tax deductibility under Section 162(m).

If shareholders do not approve the material terms of performance-based compensation at the 2017 Annual Meeting, then awards may be granted under the Rayonier Non-Equity Incentive Plan in effect prior to the Compensation Committee’s February 23, 2017 amendment of the plan, but any such awards granted after our first shareholders’ meeting occurring in 2018 will not qualify as exempt “performance-based compensation” under Section 162(m) (unless such approval is obtained or shareholders approve other designated performance criteria at or prior to the first shareholders’ meeting occurring in 2018).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RAYONIER NON-EQUITY INCENTIVE PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

2017 Proxy Statement	37

PROPOSAL NO. 5 – APPROVAL OF RAYONIER INCENTIVE STOCK PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE

Shareholders are being asked to approve the Rayonier Incentive Stock Plan, as amended on February 23, 2017 (“Rayonier Incentive Stock Plan”), subject to shareholder approval, in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Section 162(m)”). We are not seeking approval of any additional shares for issuance under the Incentive Stock Plan.

The Rayonier Incentive Stock Plan includes an enhanced list of business criteria upon which performance goals may be based. It also reflects an annual award limit for non-employee director equity awards, as described under Proposal No. 6.

Approval of the Rayonier Incentive Stock Plan will constitute approval of the performance criteria set forth in the Rayonier Incentive Stock Plan pursuant to the shareholder approval requirements of Section 162(m). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million in a given year paid to the CEO and the three other most highly-compensated executive officers serving on the last day of the fiscal year other than the chief financial officer (who are referred to as “covered executives”). Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap and remains deductible. Shareholder approval of the material terms used in setting performance goals permits qualification of performance-based awards for tax deductibility.

Specifically, the regulations promulgated under Section 162(m) require that the material terms of the performance goals be disclosed to, and approved by, the Company’s shareholders periodically. The material terms include (1) the employees eligible to receive compensation upon attainment of performance goals, (2) the business criteria upon which the performance goals may be based, and (3) the maximum amount payable to a covered executive upon attainment of the performance goals. The following is a brief description of the Rayonier Incentive Stock Plan, including the material terms of the performance goals as amended, subject to shareholder approval, and reflecting the limit on non-employee director awards under the Rayonier Incentive Stock Plan proposed under Proposal No. 6. The full text of the Rayonier Incentive Stock Plan is attached as Appendix E and the following description is qualified in its entirety by reference to Appendix E.

PURPOSE. The purpose of the Rayonier Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The Rayonier Incentive Stock Plan furthers opportunities for share ownership by the Company’s employees in order to increase their proprietary interest in the Company and, as a result, their interest in the Company’s long-term success and their commitment to creating shareholder value.

ADMINISTRATION OF THE RAYONIER INCENTIVE STOCK PLAN. The selection of key employees who may participate in the Rayonier Incentive Stock Plan, and the terms and conditions of each award, are determined by the Compensation Committee, with the exception of awards to the CEO, which require approval by the independent directors of the Board. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m). The Compensation Committee has full power, discretion and authority to interpret, construe and administer the Rayonier Incentive Stock Plan, and all decisions, determinations or actions of the Compensation Committee pursuant to the Rayonier Incentive Stock Plan will be final and binding on all persons for all purposes. The Compensation Committee may delegate its powers as it deems appropriate, but may not (i) delegate responsibility to make awards to executive officers, (ii) make awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) or (iii) certify the achievement of performance goals for purposes of Section 162(m). The Board itself administers and interprets the Rayonier Incentive Stock Plan with respect to awards made to non-employee directors.

ELIGIBILITY. All salaried employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Rayonier Incentive Stock Plan.

TYPES OF AWARDS. The Rayonier Incentive Stock Plan permits the grant of:

•	non-qualified and incentive stock options

•	stock appreciation rights granted in tandem with stock options

38	Rayonier Inc.

•	restricted stock

•	performance shares and restricted stock units

Non-employee directors are eligible only for awards of stock options and restricted stock awards.

SHARES COVERED BY THE RAYONIER INCENTIVE STOCK PLAN. The Rayonier Incentive Stock Plan permits the granting of awards covering 7,241,663 common shares together with any shares reserved for issuance as awards under our prior incentive stock plans. The common shares issued under the Rayonier Incentive Stock Plan may be either authorized but unissued common shares or common shares purchased on the open market. As of March 1, 2017, there were approximately 122,955,067 million Rayonier Inc. common shares outstanding, and the closing price per common share on March 1, 2017 was $29.79.

If any awards under the Rayonier Incentive Stock Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of common shares, are exchanged for other awards or are released from a reserve for failure to meet the maximum payout under a program, the common shares that were subject to or reserved for such awards shall once again become available for awards under the Rayonier Incentive Stock Plan. To the extent any awards are counted as 2.27 shares against the number of shares available for issuance under the Rayonier Incentive Stock Plan (as provided for below under “Limits on Awards”), then the shares available for awards under the Rayonier Incentive Stock Plan shall be increased by 2.27 common shares for each such award that is forfeited, terminated, expire unexercised, are settled in cash in lieu of common shares, are exchanged for other awards or are released from a reserve for failure to meet the maximum payout under a program. Common shares withheld or tendered for the payment of taxes or the exercise price of a stock option are not available for subsequent issuance under the Rayonier Incentive Stock Plan.

LIMITS ON AWARDS. The number of shares available for issuance under the Rayonier Incentive Stock Plan shall be reduced by 1 share for each option or right granted and by 2.27 shares for each performance share, restricted share or restricted stock unit granted. No more than 1,000,000 shares of stock may be cumulatively available for awards of incentive stock options and no single employee may receive options, performance shares, restricted stock or rights in any calendar year for more than four percent (4%) of the total number of shares authorized under the Rayonier Incentive Stock Plan.

Under the Rayonier Incentive Stock Plan, as amended February 23, 2017 and subject to shareholder approval, the maximum aggregate grant date fair value of awards that may be issued under the Rayonier Incentive Stock Plan to any one non-employee director in any calendar year is $350,000.

STOCK OPTIONS AND RIGHTS. Options granted under the Rayonier Incentive Stock Plan may be either non-qualified stock options or incentive stock options qualifying for special tax treatment under Section 422 of the Internal Revenue Code. The exercise price of any stock option may not be less than the fair market value of the common shares on the date of grant. The exercise price is payable in cash, common shares previously owned by the optionee or a combination of cash and common shares previously owned by the optionee. The term of non-qualified stock options and incentive stock options may not exceed ten years from the date of grant.

Stock appreciation rights may be granted in tandem with stock options to employees of the Company. The exercise of a right will entitle the holder to receive cash or common shares (or a combination of cash and common shares) having a value equal to the excess of the fair market value of the common shares on the date of exercise over the exercise price of the option.

PERFORMANCE SHARES. Performance shares are rights to receive common shares, as determined by the Compensation Committee, based on the achievement of certain performance goals over a specified performance period.

The Compensation Committee determines the performance goals for awards of performance shares. Performance goals may vary for key employees and groups of key employees and are based on the performance goals that the Compensation Committee deems appropriate. The performance period and goals will be determined by the Compensation Committee prior to or reasonably promptly after the commencement of any performance period, but in the case of performance awards intended to qualify as “performance-based compensation” under Section 162(m), no later than the earlier of (i) ninety days after the commencement of the performance period or (ii) the day prior to the date on which 25 percent of the performance period has elapsed.

2017 Proxy Statement	39

Performance goals may be expressed in terms of one or more of the following business criteria, measured on an absolute or relative basis:

•	net income or net earnings (before or after taxes)

•	earnings per share

•	operating income

•	operating cash flow

•	free cash flow

•	recurring cash flow

•	cash available for distribution

•	revenue growth

•	earnings before income taxes and depreciation

•	earnings before interest, taxes, depreciation and amortization

•	margins (including, but not limited to, gross or operating margins)

•	reductions in operating expenses

•	sales or return on sales

•	stock price (including, but not limited to, growth measures and total stockholder return)

•	return measures (including, but not limited to, return on equity, return on total capital, return on invested capital and return on assets)

•	economic value added

•	expense targets

•	cost reductions and savings

•	attainment of budget goals

•	increase in surplus

•	productivity improvements

•	attainment of strategic or operational initiatives

Performance goals may also be based on an employee’s attainment of personal objectives with respect to the foregoing criteria or other criteria, measurable as an objective goal, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long-term business goals. Performance goals may be measured on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units. A performance goal may be established in absolute terms, relative to performance in prior periods, compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Compensation Committee may determine. Unless otherwise determined by the Compensation Committee, performance goals will be determined using U.S. GAAP consistently applied during the performance period, or with any such exclusions or adjustments as the Compensation Committee may determine from time to time. To the extent any such exclusions or adjustments made in accordance with the foregoing affect performance share awards intended to qualify as performance based compensation under Section 162(m), they shall be prescribed in a form that meets the requirements of Section 162(m).

Following the completion of each performance period, in the case of performance awards intended to qualify as “performance-based compensation” under Section 162(m), the Compensation Committee will certify in writing as to whether the performance goals and other material terms of the performance award have been achieved. Unless the Compensation Committee determines otherwise, such performance awards will not be paid until the Compensation Committee has made this certification.

40	Rayonier Inc.

The Compensation Committee may reduce or eliminate performance awards for any employee for any reason at any time. To the extent necessary to preserve the intended economic effects of the Rayonier Incentive Stock Plan, the Compensation Committee may also adjust the performance goals or awards to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, (iii) a partial or complete liquidation of the Company or a subsidiary, or (iv) a change in accounting or other relevant rules or regulations.

With respect to the evaluation of performance objectives, the Compensation Committee may exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a performance period, including, but not limited to, asset write-downs or impairment charges, reorganization and restructuring, acquisitions or divestitures and related expenses, foreign exchange gains and losses, or any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Compensation Committee may in its discretion determine. With respect to any performance share awards made to covered executives, such exclusions and adjustments shall apply only to the extent made in compliance Section 162(m).

The Compensation Committee may structure the performance awards as restricted stock units or any substantially similar instrument evidencing the right to receive a share of stock at some future date upon the lapse of the applicable restrictions established by the Compensation Committee or upon the satisfaction of any applicable performance goals established by the Compensation Committee under the Rayonier Incentive Stock Plan.

RESTRICTED STOCK. Restricted stock is one or more shares of common stock awarded to grantees subject to restrictions determined by the Compensation Committee. The restriction period and vesting restrictions, which may include time-based and/or performance-based vesting criteria, will be determined by the Compensation Committee for each such award. Holders of restricted stock have the right to vote and receive dividends.

Except as provided otherwise in the award agreement or by the Compensation Committee, if a grantee terminates employment for any reason, any unvested restricted stock and restricted stock units that the grantee holds at the time of termination are forfeited. In the event of death, disability or retirement or other special circumstances, the Compensation Committee may determine to waive the restrictions with respect to unvested awards.

AMENDMENT AND TERMINATION OF THE RAYONIER INCENTIVE STOCK PLAN. The Board may, at any time, amend or terminate the Rayonier Incentive Stock Plan. No amendment may, without approval of a majority of the Company’s shareholders:

•	alter the group of persons eligible to participate in the Rayonier Incentive Stock Plan;

•	increase the number of common shares available for awards (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the common shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets); or

•	decrease the exercise price of an outstanding option or stock appreciation right after the date of grant or permit the surrender of any outstanding option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying common shares, in exchange for another award, cash or other property or as consideration for the grant of a new option or stock appreciation right with a lower exercise price than the option or stock appreciation right being surrendered (except for adjustments made on a recapitalization, reclassification, split-up or consolidation of the common shares or a stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets).

CHANGE IN CONTROL. In the event of a merger of the Company with or into another company or a change in control, each outstanding award will be treated as the Compensation Committee determines in its sole discretion, including, without limitation, that each award be assumed or cancelled or that substantially equivalent awards be substituted by the successor corporation. In taking any such action, the Compensation Committee is not be required to treat all awards similarly in the transaction.

Following a change in control, any Options held by a grantee whose employment is terminated without cause or voluntarily terminates employment based on a good faith belief that he or she is unable to effectively discharge his or her duties as a result of the change in control, will continue to be fully exercisable for a period of seven months following the change in control, subject to any earlier expiration date.

2017 Proxy Statement	41

Under the Rayonier Incentive Stock Plan, “change in control” is generally defined as: (i) the filing of a Schedule 13D with the SEC disclosing that any person is the beneficial owner of securities representing 50% of the Company’s outstanding voting securities; (ii) the purchase by any person, other than the Company, of shares of stock pursuant to a tender offer or exchange offer, after the consummation of which, the person in question is the beneficial owner of 50% or more of the Company’s total voting securities; (iii) the approval by Company shareholders and subsequent occurrence of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger where Company stockholders immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger), or pursuant to which Company common stock would be converted into cash, securities, or other property, or (B) any sale, lease or other transfer of all or substantially all the assets of the Company; or (iv) a change in the composition of the Board over any period of 24 consecutive months, so that the persons who were members of the Board at the beginning of such period or who were elected on the nomination or recommendation of such persons fail to constitute at least 70% of the Board.

ADJUSTMENTS FOR CERTAIN EVENTS. In the event of any recapitalization, reclassification, split-up or consolidation of shares of stock or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Compensation Committee will make such adjustments to awards as the Committee deems equitable. In the event of a stock split, stock dividend or consolidation of common stock, the number of shares of common stock subject to an outstanding stock option and its exercise price and the number of shares of common stock subject to a stock award will be proportionately adjusted. With respect to awards intended to qualify as “performance-based compensation” under Section 162(m), such adjustments may be made without a loss of deductibility for such awards under Section 162(m).

RESTRICTIVE COVENANTS; CLAWBACK. Except after a change in control, the exercise of any option or right and the receipt of any award is subject to the employee refraining from competitive activity for a specified period and refraining from acting in a manner contrary to the best interests of the Company.

Except following a change in control, if the employee terminates employment in breach of any covenants under the Rayonier Incentive Stock Plan and becomes employed by a competitor within one year after the date of exercise of any option or the receipt of any award, the employee must pay to the Company an amount equal to any gain from the exercise of the option or the value of the award, in each case measured by the amount reported as taxable compensation to the employee by the Company for federal income tax purposes.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES OF EQUITY AWARDS. The following summary is intended as a general guide to the U.S. federal income tax consequences relating to the awards granted under the Rayonier Incentive Stock Plan based on applicable statutory provisions as of the date of this proxy statement, which are subject to change at any time and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences but does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances. State, local, estate and other tax consequences are not addressed below.

Restricted Stock and Performance Shares. With respect to restricted stock and performance shares in general, no income is realized by the grantee at the time of grant.

When restrictions on restricted stock lapse, the grantee will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the award by the grantee. However, a grantee may elect under Section 83(b) of the Internal Revenue Code within 30 days after the date of receipt of the restricted stock to be taxed differently. In such a case (1) income is realized by the grantee at the time of grant in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares of restricted stock) over the purchase price, if any, of the shares of common stock and (2) when the underlying shares of common stock are sold, the grantee will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).

With respect to restricted stock units, the grantee will be subject to tax at ordinary income tax rates when the shares of common stock underlying the performance shares are delivered to the grantee. Federal income tax will be calculated on the amount by which the fair market value of the stock at the time of delivery exceeds the amount (if any) paid for the award by the grantee. A grantee may not make an election under Section 83(b) with respect to performance shares.

42	Rayonier Inc.

With respect to a sale of restricted stock after the forfeiture period has expired, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares of stock will generally be based on the fair market value of such shares of stock on such date (except that an Section 83(b) election will cause the holding period commencement and the tax basis to be determined as of the grant date). With respect to a sale of stock acquired from performance shares, the holding period to determine whether the grantee has long-term or short-term capital gain or loss generally begins when the shares of stock were delivered to the grantee. For restricted stock and performance shares, the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee.

Non-Qualified Stock Options. On the exercise of a non-qualified stock option, the optionee will recognize ordinary income for federal income tax purposes on the amount by which the fair market value of the stock on the date of exercise exceeds the exercise price of the option. The optionee will be taxed on this amount in the year of exercise, and the Company generally will be allowed a deduction in this amount for federal income tax purposes in the same year. When the optionee disposes of shares acquired on the exercise of a non-qualified stock option, any amount received in excess of the fair market value of such shares on the date of exercise will be treated as either a long- or short-term capital gain to the optionee, depending on the holding period of such shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as either a long- or short-term capital loss, depending on the holding period of such shares.

Incentive Stock Options. On the exercise of an incentive stock option, no ordinary income will be recognized by the optionee, although the spread between the fair market value of the stock on the date of exercise over the exercise price of the option is an item of tax preference for purposes of the calculation of the optionee’s alternative minimum tax. If the optionee holds the shares for over one year after the date of exercise and two years from the date of grant, then on the sale of the shares (i) the excess of the sale proceeds over the aggregate exercise price of the option will be long-term capital gain to the optionee, and (ii) the Company will not be entitled to a tax deduction under such circumstances. Generally if the optionee sells or otherwise disposes of the shares within one year after the date of exercise, the excess of the fair market value of such shares at the time of exercise over the aggregate exercise price (but generally not more than the amount of gain realized on the disposition) will be ordinary income to the optionee at the time of such disposition. This is sometimes referred to as a “disqualifying disposition.” The Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income recognized by the optionee upon a disqualifying disposition.

Stock Appreciation Rights. With respect to stock appreciation rights, in general, no income is realized by the grantee at the time the stock appreciation right is granted. Generally, at exercise, the grantee will be required to include as ordinary income an amount equal to the fair market value of any shares of stock received on the exercise, and the Company may be entitled to a federal income tax deduction equal to the amount of income taxed to the grantee.

RAYONIER INCENTIVE STOCK PLAN BENEFITS. There were approximately 7 executive officers and 246 other U.S.-based employees and eight non-employee directors of the Company and its subsidiaries as of March 1, 2017. Because the Compensation Committee has full discretion to determine who is a key employee, there is no way to predict how many employees may ultimately receive awards or options under the Rayonier Incentive Stock Plan. Further, because the Compensation Committee (or Board, as applicable) has discretion to determine the amount and form of awards, subject to Rayonier Incentive Stock Plan terms, there is no way to determine in advance the benefits or amounts that will be received in the future by or allocated to specific officers or employees, or groups thereof, or to non-employee directors under the Rayonier Incentive Stock Plan.

SECTION 162(M) AND THE RECOMMENDATION OF THE BOARD. The Board believes that it is in the best interest of the Company and its shareholders to enable the Compensation Committee, as it deems appropriate, to implement compensation arrangements that qualify as tax-deductible, performance-based compensation under the Rayonier Incentive Stock Plan. The Board is therefore recommending that shareholders approve, for Section 162(m) purposes, the material terms of performance-based compensation, as set forth above, including the list of business criteria upon which performance goals may be based. Shareholder approval of the material terms, however, is only one of several requirements under Section 162(m) that must be satisfied for awards under the Rayonier Incentive Stock Plan to qualify for the performance-based compensation exemption. The rules and regulations promulgated under Section 162(m) are complicated and may change from time to time, sometimes with retroactive effect. As such, there can be no guarantee that any award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will so qualify. In addition, nothing in this proposal precludes the Company or the Compensation Committee from making any

2017 Proxy Statement	43

payment or granting awards under the Rayonier Incentive Stock Plan or otherwise that do not qualify for tax deductibility under Section 162(m). Moreover, if shareholders do not approve the material terms of performance-based compensation, the Company or the Compensation Committee may continue to grant awards under the Rayonier Incentive Stock Plan, but those awards would not be eligible for deduction under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE RAYONIER INCENTIVE STOCK PLAN, AS AMENDED, FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL NO. 6 – APPROVAL OF AN ANNUAL LIMIT ON AWARDS TO NON-EMPLOYEE DIRECTORS UNDER THE RAYONIER INCENTIVE STOCK PLAN

On February 23, 2017, the Board approved, subject to shareholder approval, an amendment to the Rayonier Incentive Stock Plan, as described in Proposal No. 5, among other things, to implement a limit on the number of shares of stock that may be awarded to non-employee directors under the Rayonier Incentive Stock Plan. Under the Rayonier Incentive Stock Plan the value of awards that may be granted to any one non-employee director in any calendar year may not exceed $350,000, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.

A description of the Rayonier Incentive Stock Plan, reflecting this amendment, appears under Proposal No. 5. The full text of the Rayonier Incentive Stock Plan is attached as Appendix E and the description is qualified in its entirety by reference to Appendix E.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL OF AN ANNUAL LIMIT ON AWARDS TO NON-EMPLOYEE DIRECTORS UNDER THE RAYONIER INCENTIVE STOCK PLAN.

44	Rayonier Inc.

PROPOSAL NO. 7 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 23, 2017, the Audit Committee appointed Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. Although submission of the appointment for ratification by the shareholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, LLP, the Audit Committee may reconsider the selection of the independent registered public accounting firm for the Company for 2017, but is not required to take any action as a result of the outcome of the vote.

Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since 2012. In determining whether to reappoint Ernst & Young, LLP, the Audit Committee considered, among other things:

•	the scope of and overall plans for the annual audit;

•	the pre-approved non-audit services that Ernst & Young, LLP provides to the Company and related fees to ensure their compatibility with Ernst & Young’s independence;

•	the appropriateness of Ernst & Young’s fees;

•	Ernst & Young’s historical and recent performance on the Company’s audit;

•	Ernst & Young’s tenure as our independent auditor and the benefits of having a long-tenured auditor; and

•	Ernst & Young’s independence from the Company and management.

Representatives of Ernst & Young, LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

2017 Proxy Statement	45

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s role is to assist the Board in oversight of the Company’s financial reporting process, including annual audits and quarterly reviews of its financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of six directors, all of whom have been determined by the Board to be “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter can be found on the Company’s website (www.rayonier.com).

The Company’s management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements of the Company for the three years ended December 31, 2016, with management and its independent registered public accounting firm;

2.	The Audit Committee has discussed with its independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61, as amended, supplemented or superseded (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T;

3.	The Audit Committee has received from and discussed with its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with audit committees concerning independence, and held discussions with its independent registered public accounting firm regarding its independence; and

4.	Based upon the review and discussions described in paragraphs (1) through (3) above, and the Audit Committee’s discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

This report is furnished by the members of the Audit Committee.

Dod A. Fraser, Chair

Richard D. Kincaid

Bernard Lanigan, Jr.

Blanche L. Lincoln

V. Larkin Martin

Andrew G. Wiltshire

AUDIT COMMITTEE FINANCIAL EXPERT

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Dod A. Fraser, Richard D. Kincaid and Bernard Lanigan, Jr. are independent of management and qualify as audit committee financial experts.

46	Rayonier Inc.

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since May 22, 2012. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its shareholders.

Ernst & Young, LLP billed the Company the following fees for services performed in fiscal 2016 and 2015:

	2016	2015
Audit fees	$1,745,936	$1,566,500
Audit-related fees	75,000	—
Tax fees	211,146	420,310
All other fees	—	—
	$2,032,082	$1,986,810

Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, audit of the income tax accrual, accounting research and consents for SEC filings.

Audit-related services include services such as internal control reviews, employee benefit plan audits and transaction-related fees.

Tax fees include income tax services other than those directly related to audit of the income tax accrual.

All other fees includes any other products or services provided other than the services reported in the first three categories.

The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $10,000. Any such pre-approval of services and fees by the Chairman are reported to the full Audit Committee at its next regular meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chairman of the Audit Committee under the noted delegation of authority.

2017 Proxy Statement	47

OWNERSHIP OF AND TRADING IN OUR SHARES

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Shares beneficially owned as of March 1, 2017, except as otherwise disclosed below, by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. Unless otherwise indicated, all Common Shares listed below are owned directly by the named individual:

	Beneficial Ownership
Name of Beneficial Owner	(A) Common Shares Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
John A. Blumberg	9,741		*	-0-	*
Dod A. Fraser	9,741		*	-0-	*
Scott R. Jones	29,123	(3)	*	-0-	*
Richard D. Kincaid	29,630		*	-0-	*
Bernard Lanigan, Jr.	335,062	(5)	*	-0-	*
Blanche L. Lincoln	9,741		*	-0-	*
V. Larkin Martin	23,324		*	-0-	*
David L. Nunes	191,894	(2)	*	-0-	*
Andrew G. Wiltshire	20,416	(4)	*	-0-	*
Mark R. Bridwell	15,880	(2)	*	7,402	*
Christopher T. Corr	17,015	(2)	*	4,947	*
Douglas L. Long	17,971	(2)	*	9,176	*
Mark D. McHugh	24,791	(2)	*	-0-	*
Directors and executive officers as a group (15 persons)	748,942	(2)	0.61%	33,297	*

*	Less than 1%.

(1)	Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2017 are deemed to be beneficially owned as of March 1, 2017.

(2)	Includes the following share amounts allocated under the Savings Plan to the accounts of Mr. Nunes, 417; Mr. Bridwell, 2,071; Mr. Corr, 388; Mr. McHugh, 27; and Mr. Long, 10,795 and all directors and executive officers as a group, 19,098.

(3)	Includes 19,382 shares held indirectly through family trusts.

(4)	Includes 1,060 shares held indirectly through a Simplified Employee Pension.

(5)	Includes: (i) 11,000 shares held indirectly by Mr. Lanigan and (ii) 316,706 shares held by investment advisory clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.

Under our Insider Trading Policy, our directors, executive officers and other key employees are not permitted to hedge or offset any decrease in the market value of our Common Shares through financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, to hold their ownership interests in our Common Shares in a margin account or to otherwise pledge their Common Shares as collateral for a loan. Consistent with the policy, none of our directors, executive officers or other key employees has entered into any such pledge or hedging transactions with regard to his or her ownership of our common shares.

48	Rayonier Inc.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	17,030,760(2)	13.9%
JP Morgan Chase & Co. 270 Park Avenue New York, NY 10017	12,293,835(3)	10.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	10,681,800(4)	8.7%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	9,569,076(5)	7.8%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	6,755,763(6)	5.5%

(1)	Based on the Company’s outstanding Common Shares as of March 1, 2017.

(2)	Holdings as of December 31, 2016, reported to the SEC on Schedule 13G/A on February 7, 2017 by T. Rowe Price Associates, Inc. (“TRP Associates”) and T. Rowe Price Mid-Cap Value Fund Inc. TRP Associates has sole voting power over 4,106,282 shares and sole shared dispositive power over 17,030,760 shares. T. Rowe Price Mid-Cap Value Fund, Inc. has sole voting power over 7,206,300 shares.

(3)	Holdings as of December 31, 2016, reported to the SEC on Schedule 13G/A on February 6, 2017 by JP Morgan Chase & Co., indicating sole voting power over 11,953,433 shares, sole dispositive power over 12,290,610 shares and shared dispositive power over 3,225 shares.

(4)	Holdings as of December 31, 2016, reported to the SEC on Schedule 13G/A on January 25, 2017 by Blackrock Inc., indicating sole voting power over 10,231,176 shares and sole dispositive power over 10,681,800 shares.

(5)	Holdings as of December 31, 2016, reported to the SEC on Schedule 13G on February 13, 2017 by The Vanguard Group Inc. (“Vanguard”), indicating sole voting power over 82,096 shares, shared voting power over 13,665 shares, sole dispositive power over 9,487,889 shares and shared dispositive power over 81,187 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard is the beneficial owner of 67,522 shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 28,239 shares.

(6)	Holdings as of December 31, 2016, reported to the SEC on Schedule 13G/A on February 14, 2017 by Southeastern Asset Management, Inc., indicating sole voting power over 16,342 shares, shared voting power over 6,663,700 shares, sole dispositive power over 92,063 shares and shared dispositive power over 6,663,700 shares. The Schedule 13G was jointly filed with Longleaf Partners Small Cap – Fund, who has shared sole voting and dispositive power of 6,663,700 shares, and Mr. O. Mason Hawkins, Chairman of the Board and CEO of Southeastern Asset Management, Inc. in the event he could be deemed to be a controlling person of that firm as the result of his official positions with or ownership of its voting securities. He does not own directly or indirectly any of the securities covered by the Schedule 13G and disclaims any beneficial ownership of those securities.

2017 Proxy Statement	49

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to fiscal year 2016 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding Common Shares have complied with the reporting requirements of Section 16(a), except with respect to a Form 4 that was filed late for Mr. Wiltshire on January 26, 2016 reporting the acquisition of 1,060 Common Shares of the Company.

50	Rayonier Inc.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Important Notice Regarding The Availability Of Proxy Materials For The Annual Meeting

This year we are once again utilizing the SEC rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2016 Annual Report to Shareholders (“Annual Report”), which includes our 2016 Annual Report on Form 10-K, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials included in the Internet Notice.

The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 3, 2017.

The Notice of 2017 Annual Meeting, this Proxy Statement and our Annual Report are available at www.ProxyVote.com.

ANNUAL REPORT

A copy of our Annual Report, which includes the 2016 Annual Report on Form 10-K (without exhibits), is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2016 Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:

Rayonier Inc.

Investor Relations

225 Water Street, Suite 1400

Jacksonville, FL 32202, USA

DELIVERY OF MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report is delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, that shareholder may do so by contacting Broadridge Householding Department via telephone at 1-866-540-7095 or via mail addressed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any shareholder currently sharing an address with another shareholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 123,009,175 Common Shares outstanding at the close of business on March 17, 2017 is entitled to one vote for each share owned.

2017 Proxy Statement	51

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:

•	You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.

•	You can vote by telephone by following the “Vote by Phone” instructions on the www.ProxyVote.com website referred to in the Internet Notice, or, if you receive hard-copies of the proxy solicitation materials, by following the “Vote by Phone” instructions referred to in your proxy card.

•	If you receive hard-copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board.

•	You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:	If you hold shares of the Company through the Rayonier Investment and Savings Plan for Salaried Employees, the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, the Rayonier Advanced Materials Inc. Jesup Mill Savings Plan for Hourly Employees or the Rayonier Advanced Materials Inc. Fernandina Mill Savings Plan for Hourly Employees, you can vote them by following the instructions above. Note that if you do not vote your shares held in such plan or do not specify your voting instructions on your proxy card, the trustee of the plan will vote your plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for the plan shares must be received by May 15, 2017.

Q:	WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:	To attend the Annual Meeting, you will need to bring (1) proof of ownership of Rayonier stock as of the record date, which is the close of business on March 17, 2017 and (2) a valid government-issued photo identification. If you are a shareholder of record, proof of ownership can include your proxy card or the “Internet Notice.” If your shares are held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the Annual Meeting) or a bank or brokerage account statement (in which case you will be admitted to the Annual Meeting but will not be able to vote your shares at the Annual Meeting), reflecting your ownership of Rayonier common stock as of the record date. If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to shareholders as of the record date and one immediate family member; one individual properly designated as a shareholder’s authorized proxy holder; or one qualified representative authorized to present a shareholder proposal properly before the meeting.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:

•	as needed to permit Broadridge and our inspector of elections to tabulate and certify the vote;

52	Rayonier Inc.

•	as required by law;

•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own Common Shares either:

•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:	It means that you have multiple accounts in which you own Common Shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Computershare at 1-800-659-0158. From outside the U.S. you may call Computershare at 201-680-6578.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:

•	voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut-off date noted above (only your most recent Internet or telephone proxy is counted);

•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;

•	giving timely written notice of revocation of your proxy to our Corporate Secretary at 225 Water Street, Suite 1400, Jacksonville, Florida 32202; or

•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 17, 2017 must be present, either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions and shares voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:	The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

2017 Proxy Statement	53

Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed shares of their customers on a discretionary basis on “non-routine” matters (referred to as “broker non-votes”), such as in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY ON PAY” PROPOSAL?

A:	The vote on the Say-on-Pay proposal is advisory only and non-binding on the Company or our Board of Directors. However, the proposal will be approved on a non-binding, advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions therefore will not affect the outcome of the proposal. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation because such proposals are considered “non-routine.” As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. Because the ratification of the appointment of the independent registered public accounting firm is considered a “routine” matter, we do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION?

A:	The proposal to approve the frequency of future advisory vote on the Company’s executive compensation will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE AMENDED RAYONIER NON-EQUITY INCENTIVE PLAN?

A:	The proposal to amend the Rayonier Non-Equity Incentive Plan will be approved if the number of votes cast “FOR” the Plan exceeds the number of votes cast “AGAINST” it. As a result, abstentions and broker non-votes will not affect the outcome, provided that a majority of outstanding Common Shares vote on the proposal.

Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

54	Rayonier Inc.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RAYONIER INCENTIVE STOCK PLAN?

A:	The proposal to amend the Rayonier Incentive Stock Plan will be approved if the number of votes cast “FOR” the Plan exceeds the number of votes cast “AGAINST” it. As a result, abstentions and broker non-votes will not affect the outcome, provided that a majority of outstanding Common Shares vote on the proposal.

Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE AN AMENDMENT TO THE RAYONIER INCENTIVE STOCK PLAN TO APPROVE AN ANNUAL LIMIT ON AWARDS MADE TO NON-EMPLOYEE DIRECTORS?

A:	The proposal to amend the Rayonier Incentive Stock Plan to include an annual limit on awards made to non-employee directors will be approved if the number of votes cast “FOR” the Plan exceeds the number of votes cast “AGAINST” it, and a majority of the Common Shares outstanding and entitled to vote on this proposal are cast on this proposal. As a result, abstentions and broker non-votes will not affect the outcome, provided that a majority of outstanding Common Shares vote on the proposal.

Banks and brokers are not permitted to vote uninstructed shares for this proposal. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of our shareholders. Under the Company’s bylaws, all shareholder proposals must have been received by December 9, 2016 to be considered for inclusion in this Proxy Statement, and all other shareholder proposals and director nominations must have been received between January 18 and February 17, 2017 to be otherwise properly brought before the Annual Meeting. As of February 17, 2017, we had not received any shareholder proposals or director nominations from shareholders to be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce the voting results of the proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A:	The Company pays the costs of soliciting proxies and has retained Okapi Partners LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Okapi Partners LLC a services fee and reimbursement of customary expenses, which are not expected to exceed $15,000 in the aggregate. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

2017 Proxy Statement	55

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:	For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders (“2018 Annual Meeting”), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 4, 2017, unless the Company notifies shareholders otherwise. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Inc.

225 Water Street, Suite 1400

Jacksonville, FL 32202

For a shareholder proposal (including a director nomination) to be properly brought before the shareholders at the 2018 Annual Meeting outside of the Company’s proxy statement, the shareholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 17, 2018; and (ii) no later than the close of business on February 16, 2018, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

If the date of the 2018 Annual Meeting is moved more than 30 days before or more than 60 days after May 17, 2018, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) 10 days after public announcement of the meeting date, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

We strongly encourage any shareholder interested in submitting a proposal for the 2018 Annual Meeting to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Bridwell

Vice President, General Counsel and Corporate Secretary

56	Rayonier Inc.

APPENDIX A

Rayonier Audit Committee

Policies and Procedures

Pre-approval of Services Provided by the Independent Auditor

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chairman of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chairman:

a.	Required audits of wholly-owned subsidiaries of the Company,

b.	Consent letters,

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,

d.	Annual audits of the Company’s defined benefit and savings plans,

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and

f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chairman or the Committee prior to engaging the independent auditor.

2017 Proxy Statement	A-1

APPENDIX B

US Mercer Benchmark Database Executive Compensation Survey Companies
AGL Resources - Atlanta Gas Light	Hitachi America, Ltd.	PRA Group, Inc.
AGL Resources - Pivotal Utilities Holding, Inc.	Hitachi Consulting Corporation	PrivateBancorp, Inc.
Aimco	Hitachi High Technologies America, Inc.	PVH Corp. - Dress Shirts
Airbus Helicopters, Inc.	HNI Corporation - Allsteel	PVH Corp. - Sportswear
Alfa Laval, Inc.	HNI Corporation - Hearth & Home Tech	Radio One, Inc.
Aimco	HNI Corporation - HON Company	Rayonier, Inc.
Alfa Laval, Inc.	Hoffman Enclosures, Inc.	Razorfish
ASM America, Inc.	Hormel Foods Corporation - Affiliated BU’s	Reckitt Benckiser, Inc.
Atkins North America	Hormel Foods Corporation - Farmer John	Regency Centers Corporation
Axis Communications, Inc.	Hormel Foods Corporation - International Co	Renesas Electronics America, Inc.
Bar-S Foods	Hovnanian Enterprises, Inc. - Edison Div	ResMed, Inc. - ResMed Corp
Bemis Packaging, Inc.	Hovnanian Enterprises, Inc. - Landover Div	Resources Connection, Inc. - RGP
Black Knight Financial Services	Hormel Foods Corporation	Rexnord Corp. - Water Management
Bob Evans Farms, Inc. - Restaurants	Hovnanian Enterprises, Inc.	RLI Insurance Company
Bombardier Transportation	Huron Consulting Group, Inc.	Ryder System, Inc. - DTSolutions
Brady Corporation - IDS	Ingevity Corporation	Sabre Corporation - Airline Solutions
Bridgepoint Education, Inc.	Intelsat Corporation - Intelsat General Corp	Safilo USA, Inc.
Broadridge Financial Solutions, Inc. - Sec Pro	Intrawest Resort Holdings, Inc.	Sage North America
Brookfield Residential Properties, Inc.	ITT Educational Services, Inc.	SCANA Corporation - PSNC Energy
Campari America	Jason Industries, Inc.	Simpson Manufacturing Co., Inc.
Career Education Corporation	John B. Sanfilippo & Son, Inc.	Simpson Strong-Tie Company, Inc.
Cartus Corporation	Kao USA, Inc.	SMART Technologies Corporation
Cascade Corporation	KAR Auction Services, Inc. - Ins Auto Auctions	Sonic Corporation
CBOE Holdings, Inc.	Kellogg Company - Frozen Foods	Sotheby’s
Celanese Corporation - Celanese, Ltd.	Kemper Home Service Companies	SPX Cooling Technologies
Celanese Corporation - Ticona Polymers, Inc.	Lake Region Medical	Stantec, Inc.
Centene Corp - Health Net, Inc. Fed Svcs	Loews Corporation - Loews Hotels & Resorts	Starboard Cruise Services, Inc.
Checkpoint Systems, Inc.	Maersk, Inc. - Maersk Line Limited	Stryker Corporation - Medical
Checkpoint Systems, Inc. - MAS Worldwide	Magellan Midstream Holdings, LP	Stryker Corporation - Neurovascular
Chicken of the Sea International	Marc Jacobs International, LLC	Stryker Corporation - Spine
Choice Hotels International, Inc.	MB Financial Bank	SUEZ North America
Christian Dior Perfume US, LLC	McGrath RentCorp	Swedish Match, US Division
Columbus McKinnon Corporation	Millwork Holdings Co., Inc.	Synchronoss
Compass Minerals International, Inc. - Salt	Modine Manufacturing Company	Syniverse Technologies
Computershare	ModusLink Global Solutions, Inc.	Taubman Centers, Inc.
Credit Acceptance Corporation	Mortgage Guaranty Insurance Corp	Tennant Company
Cubic Corporation	MTS Systems Corporation	Terumo BCT, Inc.
Cummins, Inc. - Power Generation	MTS Systems Corporation - Test Division	Textron, Inc. - E-Z-Go
Curtiss-Wright Corporation - Industrial Group	Mueller Water Products, Inc. - Mueller LLC	Textron, Inc. - Greenlee
Curtiss-Wright Corporation - Defense Solutions	National Cinemedia, Inc.	The Advisory Board Company
Darden Restaurants, Inc. - Yard House	Navigant Consulting, Inc.	The Boeing Company - Insitu, Inc.
Darden Restaurants, Inc. - The Capital Grille	Neste US, Inc.	The Sherwin-Williams Co - Auto Div
Denny’s Corporation	Nestle USA, Inc. - Nespresso USA, Inc.	The Valspar Corporation - Coil
DHL AEM	Newell Brands, Inc. - Jostens, Inc.	The Valspar Corporation - Consumer
DHL Retail Sector	Norbord Inc.	Total System Services, Inc. - Merc Svc
Dunkin’ Brands, Inc.	Novozymes North America, Inc.	Tredegar Corporation
Element Fleet Management	OMNOVA Solutions, Inc.	Tredegar Corporation - Film Products
Elizabeth Arden, Inc.	OMNOVA Solutions, Inc. - Perf Chemicals	UMB Financial Corporation
Enel Green Power North America, Inc.	Orica USA, Inc.	USANA Health Sciences, Inc.
Extra Space Storage, Inc.	Oriental Trading Company, Inc.	USG Corporation - L&W Supply Corp
FairPoint Communications, Inc.	Oxford Industries, Inc.	VF Corporation - Image Apparel
Farmer Bros Co	Oxford Industries, Inc. - Tommy Bahama	VF Corporation - Lee
FBL Financial Group, Inc.	PACCAR, Inc. - Dynacraft	VF Corporation - Licensed Apparel
Federated Investors	PACCAR, Inc. - PACCAR Engine Company	VF Corporation - Nautica
Ferrovial	Pandora Jewelry, LLC	VF Corporation - Timberland
Forest City Realty Trust, Inc.	PennyMac Financial Services, Inc.	VF Corporation - VF Sportswear
Fortune Brands H & S, Inc. - Therma-Tru	Pentair Valves & Controls	Vonage Holdings Corporation
Fox Networks Group - National Geographic	PHH Corporation	Webster Financial Corporation
Fulton Financial Corporation	Piper Jaffray Companies	Winpak Portion Packaging, Inc.
G&K Services, Inc.	PLASTIC OMNIUM AUTO INERGY	Wolters Kluwer - Health
Gate Gourmet, Inc.	PolyOne Corporation (DSS)	Wolters Kluwer - Legal & Regulatory
Global Indemnity Group, Inc.	PolyOne Corporation - Color, Additives & Inks	Wolters Kluwer - Tax and Accounting
GP Strategies Corp.	PolyOne Corporation - Engineered Materials	Worthington Industries, Inc. - Cylinder
Hancock Holding Company	PolyOne Corporation - Products & Solutions	Yum! Brands, Inc. - K F C
Hanon Systems - Alabama Corporation	Post Holdings, Inc. - Active Nutrition Group	Yum! Brands, Inc. - Pizza Hut, Inc
Heidrick & Struggles International, Inc.	Post Holdings, Inc. - Attune Foods Group
Hillenbrand, Inc. - Batesville Casket Company	Post Holdings, Inc. - Golden Boy Foods, Ltd

2017 Proxy Statement	B-1

TowersWatson CDB Executive Compensation Survey Companies
Alexander & Baldwin	G&K Services	MTS Systems
Arby’s Restaurant Group	Greene, Tweed & Co	Navigant Consulting
Arctic Cat	Heidrick & Struggles	PHI
Blount International	HNTB	Rayonier Advanced Materials
Bush Brothers & Company	ICF International	Regency Centers
Calgon Carbon	ION Geophysical	Reiter Affiliated Co
Capsugel	Irvine	Robertshaw Controls
Cepheid	Kate Spade & Co	SWM International
Communications Systems	Lutron Electonics	Taubman Centers
E.W. Scripps	Matthews International	Verint Systems
ESCO	Medicines Co	Vertex Pharmaceuticals

B-2	Rayonier Inc.

APPENDIX C

2016
Net Income to Adjusted EBITDA Reconciliation
Net Income	$217.8
Interest, net, continuing operations	33.0
Income tax expense (benefit), continuing operations	5.0
Depreciation, depletion and amortization	115.1
Non-cash cost of land and improved development	11.7
Costs related to shareholder litigation (a)	2.2
Gain on foreign currency derivatives (b)	(1.2)
Large Dispositions (c)	(143.9)
Adjusted EBITDA (d)	$239.7

(a)	Costs related to shareholder litigation include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10 — Contingencies of Item 8 — Financial Statements in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.
(b)	Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV.
(c)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have any identified HBU premium relative to timberland value.
(d)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, costs related to shareholder litigation, the gain on foreign currency derivatives and Large Dispositions. Adjusted EBITDA is a non-GAAP measure used by our Chief Operating Decision Maker, existing shareholders and potential shareholders to measure how the Company is performing relative to the assets under management.

2016
Cash provided by operating activities	$203.8
Capital expenditures (a)	(58.7)
Working capital and other balance sheet changes	(0.8)
CAD (b)	$144.3
Mandatory debt repayments	(31.5)
Adjusted CAD	$112.8
Cash used for investing activities	($283.2)
Cash provided by financing activities	$114.4

(a)	Capital expenditures exclude timberland acquisitions of $366.4 million.
(b)	Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions), and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company’s common shares, debt reduction and strategic acquisitions. CAD is not necessarily indicative of the CAD that may be generated in future periods.

2017 Proxy Statement	C-1

	2016
	$	Per Diluted Share
Net Income attributable to Rayonier Inc.	$212.0	$1.73
Costs related to shareholder litigation (a)	2.2	0.02
Gain on foreign currency derivatives (b)	(1.2)	(0.01)
Large Dispositions (c)	(143.9)	(1.18)
Adjusted Net Income	$69.1	$0.56

(a)	Costs related to shareholder litigation include expenses incurred as a result of the securities litigation and the shareholder derivative demands. See Note 10 — Contingencies of Item 8 — Financial Statements in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company.
(b)	Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV.
(c)	Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have any identified HBU premium relative to timberland value.

C-2	Rayonier Inc.

APPENDIX D

RAYONIER NON-EQUITY INCENTIVE PLAN

1. Purpose

The Rayonier Non-Equity Incentive Plan, as amended, is the vehicle through which the Compensation and Management Development Committee of the Rayonier Board of Directors will make cash incentive awards to key personnel, referred to as Designated Employees, that have an impact on the Company’s, or its Affiliates’, achievement of annual or other short-term Performance Objectives, as determined by the Committee or established at its direction, from time to time. The Plan is effected through one or more Bonus Programs adopted periodically by the Committee and made effective for designated Performance Periods or until such time as the particular Bonus Program is modified or terminated.

2. Definitions

For purposes of the Plan, the following terms have the indicated definitions. Terms not defined in the Plan have the same meaning as under the Rayonier Incentive Stock Plan.

(a) “Affiliate” means, with respect to the Company, any person that, directly or indirectly, is controlled by the Company. For purposes of this definition, the term “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Beneficiary” means the estate of a Designated Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 6(h) to receive the amount, if any, payable under the Plan upon the death of a Designated Employee.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Award” means the right of a Designated Employee to receive a cash payment pursuant to a Bonus Program under the Plan following the completion of a Performance Period based upon achievement of individual, group or Company Performance Objectives in respect of one or more Performance Goals during the Performance Period, and with respect to Designated Employees who are not Covered Executives, based on such other measures as the Committee determines appropriate in respect of the Performance Period. The Bonus Award shall become payable to the extent the Performance Objectives established by, or pursuant to the instructions of, the Committee are satisfied, as determined by the Committee in accordance with the rules applicable to the Bonus Program.

(e) “Bonus Program” means the particular terms applicable to Bonus Awards for a Performance Period, as determined by the Committee not later than the Outside Rules Date.

(f) “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended and the applicable regulations thereunder. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

(g) “Committee” means the Compensation and Management Development Committee of the Rayonier Board of Directors or such other committee of the Board assigned by the Board to administer the Plan.

(h) “Company” means Rayonier Inc., a North Carolina corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

(i) “Covered Executive” means a Designated Employee whose compensation is required to be reported to shareholders in the Company’s proxy statement in respect of any year to the extent that the deduction for amounts payable to such Designated Employee in respect of such year are subject to the Section 162(m) Rules or who is otherwise so designated by the Committee or under rules established by the Committee.

(j) “Designated Employees” means with respect to any applicable Performance Period, the Covered Executives and other employees of the Company or any Affiliate designated by the Committee as eligible to receive Bonus Awards for a particular Bonus Program, which designation may be made by reference to salary grade or otherwise, and which designation in the case of a Covered Executive shall be made prior to the Outside Rules Date.

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(k) “Outside Rules Date” means the date that is not later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed, or such other date by which the related action must be taken in accordance with the Section 162(m) Rules in respect of a Covered Executive.

(l) “Performance Goals” means the performance goals established by the Committee in connection with a Bonus Program. In the case of Bonus Awards for Covered Executives, such goals shall be expressed in terms of one or more of the following business criteria, measurable as objective goals: (i) net income or net earnings (before of after taxes), (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) free cash flow, (vi) recurring cash flow, (vii) cash available for distribution, (viii) revenue growth, (ix) earnings before income taxes and depreciation, (x) earnings before interest, taxes, depreciation and amortization, (xi) margins (including but not limited to gross or operating margins), (xii) reductions in operating expenses, (xiii) sales or return on sales, (xiv) stock price (including, but not limited to, growth measures and total stockholder return), (xv) return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets), (xvi) economic value added, (xvii) expense targets, (xviii) cost reductions and savings, (xix) attainment of budget goals, (xx) increase in surplus, (xxi) productivity improvements, (xxii) attainment of strategic or operational initiatives, and (xxiii) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period by no later than the Outside Rules Date.

(m) “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Designated Employee shall become entitled to specified rights in connection with a Bonus Award. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Committee may determine.

(n) “Performance Period” means, for any Bonus Award granted under the applicable Bonus Program, the period of time designated by the Committee, during which performance will be measured for purposes of determining a Participant’s entitlement to receive payment of any such Bonus Award.

(o) “Plan” means this Rayonier Non-Equity Incentive Plan, as it may be amended from time to time, and any successor hereto.

(p) “Plan Year” shall mean the calendar year or, if different and so designated by the Committee, the fiscal year of the Company.

(q) “Section 162(m) Rules” means the provisions of Section 162(m) of the Code, or any successor thereto, the Treasury regulations promulgated thereunder and any applicable guidance issued in respect thereof.

(r) “Section 409A Rules” means the provisions of Section 409A of the Code, or any successor thereto, the Treasury regulations promulgated thereunder and any applicable guidance issued in respect thereof.

(s) “Stock Plan” means the Rayonier Incentive Stock Plan, as amended from time to time.

(t) “Target Award” means with respect to a Designated Employee, the amount, which may be expressed as the percentage of the Designated Employee’s base salary as in effect on the last day of a Plan Year (or if the Performance Period shall include more than one Plan Year, then unless the Committee shall have established otherwise, as in effect on the last day of each Plan Year within such Performance Period applied separately to each such year) or such other amount as may be designated by the Committee for the Designated Employee pursuant to the Bonus Program applicable to the Performance Period.

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3. Administration of the Plan

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have the power to do all things necessary or convenient to effect the intent and purposes of the Plan consistent with the provisions hereof, including without limitation, the power to:

(i) determine the terms and conditions of each Bonus Program under the Plan, including the Performance Goals and Performance Objectives thereunder;

(ii) select those employees of the Company or any Affiliate who shall be Designated Employees to whom Bonus Awards shall be granted pursuant to a Bonus Program under the Plan;

(iii) determine the amount to be paid pursuant to each Bonus Award;

(iv) determine whether and the extent to which the conditions to the payment of a Bonus Award have been satisfied;

(v) provide rules and regulations from time to time for the management, operation and administration of the Plan and the Bonus Programs;

(vi) construe the Plan and the Bonus Programs, which construction shall be final and conclusive upon all parties; and

(vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan and any Bonus Programs in such manner and to such extent as it shall deem expedient.

The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan and any Bonus Programs shall be determined by the Committee in its discretion, and all such determinations shall be final and conclusive.

(b) Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan or any Bonus Program to grant, amend, interpret and administer Bonus Awards with respect to any Designated Employee, other than a Covered Executive.

4. Eligibility

Awards may be granted only to employees of the Company and its Affiliates, as determined by the Committee, and who are identified as Designated Employees with respect to a Bonus Program. No Awards shall be granted to an individual who is not an employee of the Company or an Affiliate of the Company. No employee shall, at any time, have a right to become a Designated Employee in any Bonus Program for any Performance Period, for any reason, including notwithstanding the individual’s having previously participated in a Bonus Program.

5. Procedures Applicable to Bonus Programs and Bonus Awards

(a) Bonus Programs. The Committee shall determine the scope of the Bonus Program for a particular Performance Period and, pursuant thereto, the Committee is authorized to grant Bonus Awards. For each Bonus Program, the Committee shall, in accordance with the terms of the Plan and prior to the Outside Rules Date, set or determine the following:

(i) Identify Designated Employees. The Committee shall determine the Designated Employees, or the class of Designated Employees, who will participate in the Bonus Program for the particular Performance Period.

(ii) Identify Performance Goals and Establish Performance Objectives. The Committee shall identify the Performance Goals and the parameters of the Performance Objectives to be applied for the Performance Period, including any applicable weightings to be given in respect of the Performance Goals for each Designated Employee or class of Designated Employees, and in this connection, the Committee may:

(1) establish the Performance Objectives as consisting of one or more levels of performance with respect to a given Performance Goal;

(2) cause the Performance Objectives to differ for Bonus Awards among different Designated Employees;

(3) provide that more than one Performance Goal is incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other; and

(4) establish a matrix setting forth the relationship between performance on two or more Performance Goals and allocate the amount of a Bonus Award among Performance Goals.

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(iii) Set Target Awards. The Committee shall establish a Target Award for the Performance Period for each Designated Employee or class of Designated Employees in the Bonus Program, including for each Covered Executive.

(iv) Set Discretionary Variation Percentages. In the case of Designated Employees who are not Covered Executives, the Committee may establish, in its discretion, a percentage by which individual Bonus Awards may be increased or decreased based upon the Designated Employee’s individual performance.

(b) Duration of the Performance Periods. The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Objectives for the Bonus Program applicable to that Performance Period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(c) Bonus Awards. The following terms shall apply to Bonus Awards generally under any Bonus Program:

(i) Conditional Right. Bonus Awards shall represent the conditional right of a Designated Employee to receive cash, based upon achievement of one or more pre-established Performance Objectives during a Performance Period. Bonus Awards shall be subject to such conditions, including deferral of settlement, risks of forfeiture and other terms and conditions as shall be specified by the Committee.

(ii) Non-uniformity of Awards. The provisions of Bonus Awards need not be the same with respect to each Designated Employee.

(iii) Bonus Pools. In the Committee’s discretion, Bonus Awards may take the form of a percentage of a bonus pool the magnitude of which shall be determined in a manner consistent with the determination of individual Bonus Awards based on individual Performance Objectives for all of the members in the pool, with the time period for establishing the magnitude of the pool and the fixing of the applicable percentage available to any individual to be determined in accordance with the requirements of the Section 162(m) Rules with respect to the individuals in the pool to the extent applicable to such individuals.

(iv) Time of Payment. Except as otherwise determined by the Committee, any amounts payable in respect of Bonus Awards for a Performance Period will generally be paid as soon as practicable after the end of the Performance Period and not later than March 15 of the year following the Performance Period or at such other time as to allow the payment to be a “short term deferral” or otherwise not subject to Section 409A of the Code, as determined under the Section 409A Rules; provided that, the payment of a Bonus Award to a Covered Executive shall not be made prior to the certification required by Section 5(e)(ii), below.

(v) Deferral of Payment. Subject to such terms, conditions and administrative guidelines as the Committee shall specify from time to time, a Designated Employee shall have the right to elect to defer receipt of part or all of any payment due with respect to a Bonus Award.

(d) Adjustments to Bonus Awards and Performance Objectives.

(i) The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Bonus Award of any Designated Employee for any reason, including, without limitation, changes in the position or duties of any Designated Employee with the Company or an Affiliate during or after a Performance Period, whether due to any termination of employment (including death, disability, Retirement, voluntary termination or termination with or without cause) or otherwise. With respect to use of a bonus pool, any such exercise of discretion to reduce or eliminate a Bonus Award of any Designated Employee shall not increase the amount payable to any other Covered Executive.

(ii) To the extent necessary to preserve the intended economic effects of the Plan to the Company and the Designated Employees, the Committee shall adjust Performance Objectives, the Bonus Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements of the last sentence of the definition of Performance Goal; provided, however, that

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no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Bonus Awards for any Covered Executive to fail to qualify as “qualified performance-based compensation” under the Section 162(m) Rules.

(iii) When establishing the Performance Objectives for a Bonus Award, the Committee may provide with respect to any such Bonus Award that the evaluation of Performance Objectives shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) reorganization and restructuring; (v) acquisitions or divestitures and expenses related thereto; (vi) foreign exchange gains and losses; or (vii) any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Committee may in its discretion determine. With respect to any Bonus Awards made to Covered Executives, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (such determination to be memorialized in writing), that any such exclusions or adjustments may apply without adversely affecting the Bonus Award’s status as “qualified performance-based compensation” under the Section 162(m) Rules.

(e) Additional Rules Applicable to Covered Executives.

(i) Section 162(m) Rules. Performance Objectives for any Covered Executive shall be objective and shall otherwise meet the requirements of the Section 162(m) Rules. If any provision of this Bonus Program would cause a Bonus Award not to constitute “qualified performance-based compensation” under Section 162(m) Rules with respect to a Covered Executive, that provision shall be severed from, and shall be deemed not to be a part of, the Bonus Program, in respect of such Covered Executive but the other provisions hereof shall remain in full force and effect. In the event that changes are made to the Section 162(m) Rules to permit greater flexibility under a Bonus Program as applied to Covered Executives, the Committee may make any adjustments it deems appropriate.

(ii) Certification. Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of the Section 162(m) Rules, whether the Performance Objectives and other material terms for paying amounts in respect of each Bonus Award for any Covered Executive related to that Performance Period have been achieved or met. Bonus Awards for a Covered Executive shall not be settled until the Committee has made the certification required hereby.

(iii) Maximum Amount Payable Per Covered Executive. A Covered Executive shall not be granted Bonus Awards for all of the Performance Periods commencing in any one calendar year under Bonus Programs established under this Plan that permit the Covered Executive in the aggregate to be paid an amount in excess of $2,000,000.

(iv) Reduction in Bonus Award for Covered Executives. Notwithstanding the determination of the amount of a Covered Executive’s Bonus Award payable with respect to any Bonus Program, the Committee shall have the discretion to reduce or eliminate the Bonus Award otherwise payable to a Covered Executive if it determines that such a reduction or elimination of the Bonus Award is in the best interests of the Company.

(f) Termination of Employment. In the event a Designated Employee terminates employment for any reason during a Performance Period or prior to the Bonus Award payment, he or she (or his or her Beneficiary, in the case of death) shall not be entitled to receive any Bonus Award for such Performance Period unless the Committee, in its sole and absolute discretion, elects to pay all or any part of the Bonus Award to such Designated Employee (or his or her Beneficiary, if applicable), and, in the case of a Covered Executive, only if consistent with the requirements of Section 162(m) Rules.

6. Miscellaneous Provisions

(a) No Right Prior to Making of Bonus Award. No Designated Employee shall have any claim or right to be granted a Bonus Award under the Bonus Program until such Bonus Award is actually made.

(b) Unsecured Creditor Status. No Designated Employee or any other party claiming an interest in amounts earned under the Bonus Program shall have any interest whatsoever in any specific asset of the Company. To the extent that any person or entity acquires a right to receive payments under the Bonus Program, such rights shall be that of an unsecured general creditor of the Company.

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(c) Non-Assignment of Awards. With the exception of payments made following the death of a Designated Employee, the rights and benefits of a Designated Employee hereunder are personal to the Designated Employee and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

(d) Other Company Plans. Nothing contained in this Bonus Program shall limit the ability of the Company to make payments or awards to Designated Employees under any other plan, agreement or arrangement in effect at time the Bonus Program is established or upon a subsequent date. Bonus Awards under this Bonus Program shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

(e) No Employment Right. Neither the existence of this Plan, nor any action taken hereunder, shall be construed as giving any Designated Employee any right to be retained in the employ of the Company or in any way interfere with or limit the right of the Company to terminate any Designated Employee’s employment at any time.

(f) Withholding. The Company shall withhold the amount of any federal, state, local or other tax, charge or assessment attributable to the grant of any Bonus Award or lapse of restrictions under any Bonus Award as it may deem necessary or appropriate, in its sole discretion. The Company shall have the right to deduct from a Bonus Award or from any other amounts due the Designated Employee from the Company, any other amounts required or permitted to be withheld by law.

(g) Committee Discretion and Authority. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Bonus Program shall be determined in the sole discretion of the Committee pursuant to the Plan.

(h) Beneficiary. The Beneficiary of a Designated Employee shall be the Designated Employee’s estate, which shall be entitled to receive the Bonus Award, if any, payable under the Plan upon his or her death. A Designated Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Bonus Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Designated Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Designated Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Bonus Award, the Company may retain such Bonus Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Bonus Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

7. Governing Law

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Florida law.

8. Effective Date/Term

The effective date of the Plan, as amended, is the date of shareholder approval at the Company’s 2017 annual meeting (the “Effective Date”). Bonus Awards under this Plan may be granted at any time from after the Effective Date of the Plan until the Plan is terminated by the Board or the Committee. The Committee may amend, suspend, modify or terminate this Plan or any Bonus Program at any time.

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APPENDIX E

RAYONIER INCENTIVE STOCK PLAN

1. Purpose

The purpose of the Rayonier Incentive Stock Plan is to attract and retain highly qualified employees and directors and to motivate and reward performance that will lead to sustained increases in shareholder value. The Plan furthers opportunities for share ownership by our employees in order to increase their proprietary interest in Rayonier Inc. and, as a result, their interest in our long-term success and their commitment to creating shareholder value.

2. Definitions

When used herein, the following terms shall have the indicated meaning:

“Act” means the Securities Exchange Act of 1934.

“Award” means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares, Restricted Stock or any combination of the foregoing.

“Award Agreement” means the written agreement or document, including electronic communication, evidencing each Award granted to a Key Employee under the Plan.

“Beneficiary” means the estate of a Key Employee or such other beneficiary or beneficiaries lawfully designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in Section 9(b).

“Clawback Policy” has the meaning set forth in Section 16.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Compensation and Management Development Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

“Company” means Rayonier Inc. and its successors and assigns.

“Effective Date” has the meaning set forth in Section 19.

“Fair Market Value”, unless otherwise indicated in the provisions of this Plan, means, as of any date, the closing price for one share of Stock on the New York Stock Exchange on that date or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Incentive Stock Option” means a stock option qualified under Section 422 of the Code.

“Key Employee” means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries. References to the term “Key Employees” shall be read to include “Non-employee Directors” in the application of Sections 3, 5, 7, 8, and 10 through 16 of the Plan as the context may require in relationship to Awards to Non-employee Directors hereunder. Except as otherwise may be determined by the Board, a Non-employee Director’s ceasing to be a director of the Company shall be treated in the same manner as a voluntary termination of employment by a Key Employee on such date.

“Non-employee Director” means a member of the Board who is not otherwise an employee of the Company.

“Option” means an Incentive Stock Option or a non-qualified stock option awarded under Section 5 of the Plan.

“Original Plan” means the 2004 Rayonier Incentive Stock and Management Bonus Plan, as subsequently amended and restated.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, “Participating Company” means the Company or any corporation that at the time such Option is granted qualifies as a “subsidiary” of the Company under Section 424(f) of the Code.

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“Performance Goals” means or may be expressed in terms of any of the following business criteria measured on an absolute or relative basis, and in each case measurable as objective goals: (i) net income or net earnings (before or after taxes), (ii) earnings per share, (iii) operating income, (iv) operating cash flow, (v) free cash flow, (vi) recurring cash flow, (vii) cash available for distribution, (viii) revenue growth, (ix) earnings before income taxes and depreciation, (x) earnings before interest, taxes, depreciation and amortization, (xi) margins (including but not limited to gross or operating margins), (xii) reductions in operating expenses, (xiii) sales or return on sales, (xiv) stock price (including, but not limited to, growth measures and total stockholder return), (xiv) return measures (including but not limited to return on equity, return on total capital, return on invested capital and return on assets), (xv) economic value added, (xvii) expense targets, (xviii) cost reductions and savings, (xix) attainment of budget goals, (xx) increase in surplus, (xxi) productivity improvements, (xxii) attainment of strategic or operational initiatives, and (xxiii) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria, such as growth and profitability, customer satisfaction, market share, leadership effectiveness, business development, operational efficiency or operational improvement, strategic or operational initiatives, negotiating transactions and sales or developing long term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using GAAP consistently applied during a Performance Period, or with any such exclusions or adjustments as the Committee may determine from time to time, and by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty five percent of the Performance Period has elapsed. To the extent any such exclusions or adjustments made in accordance with foregoing sentence affect Performance Share Awards intended to qualify as “qualified-performance based compensation” under Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Key Employee shall become entitled to specified rights in connection with a Performance Share. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more peer companies or an index covering multiple companies, or otherwise as the Committee may determine.

“Performance Period” means the period of time designated by the Committee, during which performance will be measured in order to determine a Key Employee’s entitlement to receive payment of a Performance Share.

“Performance Share” means a performance share awarded under Section 6 of the Plan.

“Plan” means this Rayonier Incentive Stock Plan, which amends and restates the Original Plans, as the same may be further amended, administered or interpreted from time to time.

“Plan Year” means the calendar year.

“Retirement” means an employee’s separation from service having met the age and service requirements that would have resulted in the employee’s being eligible to receive immediate retirement benefits under a Participating Company qualified defined benefit pension plan, but without regard to whether or not such employee participates in such pension plan.

“Restricted Stock” means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

“Restricted Stock Unit” means a contractual right to receive a share of Stock at a future date subject to such terms and conditions as may be established by the Committee.

“Right” means a stock appreciation right awarded in connection with an option under Section 5 of the Plan.

“Share Limit” has the meaning set forth in Section 3 of the Plan.

“Shareholder Approval” shall mean approval of holders of a majority of the shares of Stock represented and voting in person or by proxy at an annual or special meeting of shareholders of the Company where a quorum is present.

“Stock” means the common shares of the Company.

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“Successor Corporation” has the meaning set forth in Section 13(b) of the Plan.

“Total Disability” means a determination that a Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee upon the basis of such evidence as the Committee deems appropriate or necessary. A determination that the Key Employee is eligible for full long-term disability payments under the Company’s long-term disability plan, as may be in effect from time to time, shall be conclusive evidence of Total Disability.

3. Shares Subject to the Plan

(a) The total number of shares of Stock that may be issued pursuant to Awards under the Plan shall not exceed 7,241,663, together with any shares of Stock reserved for issuance as Awards under Original Plan. The shares of Stock may be authorized, but unissued, or reacquired shares of Stock. Subject to Section 3(b), the number of shares available for issuance under the Plan shall be reduced by: (i) 1 share for each share of stock issued pursuant to an Option or a Right granted under Section 5, and (ii) 2.27 shares for each share of Stock issued pursuant to a Performance Share, Restricted Stock Award or Restricted Stock Unit granted under Section 6 and Section 7, respectively. Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08, and such issuance shall not reduce the number of shares available for issuance under the Plan. No more than 1,000,000 shares of Stock may be cumulatively available for Awards of Incentive Stock Options under the Plan. For any Plan Year, no individual employee may receive an Award of Options, Performance Shares, Restricted Stock or Rights for more than four percent (4%) of the total number of shares authorized under the Plan (with respect to any Key Employee, his or her “Share Limit”). The number of shares available in each category hereunder shall be subject to adjustment as provided in Section 13 in connection with a Stock split, Stock dividend, or other extraordinary transaction affecting the Stock.

For any Plan Year, the value of Awards granted to an individual Non-employee Director (which are limited to Options and Restricted Stock Awards pursuant to Section 4(b)) may not exceed $350,000, calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes. Any Awards granted to an individual while he or she is an employee of the Company but not a Non-employee Director, shall not count against the limitation in the preceding sentence.

(b) Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for future Awards under the Plan, shares of Stock shall be reserved for issuance under outstanding Performance Shares programs at the maximum award level and counted against the foregoing limitations. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout under a program, the shares of Stock that were theretofore subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, expiration of such Awards or so released from a reserve. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as 2.27 shares against the number of shares available for issuance under the Plan pursuant to Section 3(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.27 shares. Any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan will not be available for subsequent Awards. If any shares subject to a Stock Award are not delivered to a Key Employee because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Key Employee shall not remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Key Employee (either by actual delivery or attestation), then the number of shares so tendered shall not be available for subsequent issuance under the Plan.

4. Grant of Awards and Award Agreements

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award, and (iv) determine the terms and conditions of each Award.

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(b) The Board shall serve to administer and interpret the Plan with respect to any grants of Awards made to Non-employee Directors. Non-employee Directors shall only be eligible for Stock Options pursuant to Section 5 and/or Restricted Stock under Section 7. Non-employee Directors shall not be entitled to receive any Rights or Performance Shares. Any such Awards, and all duties, powers and authority given to the Committee in this Plan, including those provided for in this Section 4, in Section 11 and elsewhere in the Plan, in connection with Awards to Key Employee shall be deemed to be given to the Board in its sole discretion in connection with Awards to Non-employee Directors. The Board may request of the Committee, its Nominating and Corporate Governance Committee or of any other Board committee comprised of independent directors, its recommendation on the level of Awards for this purpose. Except as may be specifically provided by the Board at the time of grant or in the applicable Award Agreement, the provisions of Sections 9, 14 and 15 shall not apply in respect of Awards made to Non-employee Directors.

(c) Each Award granted under the Plan shall be evidenced by a written Award Agreement, which may be electronic. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee, including such covenants and agreements with respect to the subject matter of Sections 14 and 15 as the Committee may determine in its sole discretion.

5. Stock Options and Rights

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, nonqualified stock options, or any combination thereof; (ii) authorize the granting of Rights that may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any Option issued hereunder that is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) Rights may be granted to any Key Employee, in the discretion of the Committee.

(d) The exercise period for Options and any related Rights shall not exceed ten years from the date of grant.

(e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

(f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments.

(g) The Option purchase price shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee, or any combination thereof, having a total Fair Market Value equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

(i) In case of termination of employment, the following provisions shall apply:

(A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her vested Options may be exercised in full by the person or persons to whom the Key Employee’s rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, in each such case, such heir, executor or administrator may exercise the Option within five years after the date of the Key Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but in all events not later than the expiration date specified in Section 5(d) above. Unless the Committee or the Award Agreement shall specify otherwise, unvested Options shall be forfeited as of the date of the Key Employee’s death.

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(B) If the Key Employee’s employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee’s Retirement shall become fully exercisable upon such Retirement unless the Committee, in its sole discretion, shall otherwise determine. Upon a Key Employee’s termination due to Total Disability, his or her unvested Options shall be forfeited as of the date of the termination unless the Committee or the Award Agreement shall specify otherwise.

(C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options shall be cancelled coincident with the effective date of the termination of employment.

(D) If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted.

(k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) With respect to the exercisability and settlement of Rights:

(A) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount that shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made by the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

(B) In the event of the exercise of such Right, the Company’s obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6. Performance Shares

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period and Performance Objectives applicable to such Awards, (iii) determine the form of settlement of a Performance Share, whether in Stock or cash, and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any such Award.

(b) The Committee shall determine a Performance Period of not less than two nor more than five years with respect to the award of Performance Shares. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such Performance Goals as the Committee may deem appropriate. The Performance Objective shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent

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required by Section 162(m) of the Code, by no later than the earlier of the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which twenty-five percent of the Performance Period has elapsed.

(d) Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objective and other material terms for paying amounts in respect of each Performance Share Award related to that Performance Period have been achieved or met. Unless the Committee determines otherwise, Performance Share Awards shall not be settled until the Committee has made the certification specified under this Section 6(d).

(e) The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the Performance Share Award of any Key Employee for any reason, including, without limitation, changes in the position or duties of any Key Employee with the Participating Company during or after a Performance Period, whether due to any termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise. In addition, to the extent necessary to preserve the intended economic effects of the Plan to the Participating Company and the Key Employee, the Committee shall adjust Performance Objectives, the Performance Share Awards or both to take into account: (i) a change in corporate capitalization, (ii) a corporate transaction, such as any merger of the Company or any subsidiary into another corporation, any consolidation of the Company or any subsidiary into another corporation, any separation of the Company or any subsidiary (including a spin-off or the distribution of stock or property of the Company or any subsidiary), any reorganization of the Company or any subsidiary or a large, special and non-recurring dividend paid or distributed by the Company (whether or not such reorganization comes within the definition of Section 368 of the Code), (iii) any partial or complete liquidation of the Company or any subsidiary or (iv) a change in accounting or other relevant rules or regulations (any adjustment pursuant to this Clause (iv) shall be subject to the timing requirements in the definition of Performance Goal set forth in Section 2 of the Plan); provided, however, that no adjustment hereunder shall be authorized or made if and to the extent that the Committee determines that such authority or the making of such adjustment would cause the Performance Shares to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with respect to a particular Key Employee.

(f) When establishing the Performance Objectives for Performance Shares, the Committee may provide with respect to any such award that the evaluation of Performance Objectives shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) reorganization and restructuring; (v) acquisitions or divestitures and expenses related thereto; (vi) foreign exchange gains and losses; or (vii) any other unusual or infrequently occurring items or any other special or designated items, events or circumstances as the Committee may in its discretion determine. With respect to any Performance Share Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, such exclusions and adjustments will apply only to the extent the Committee specifies in writing (not later than the time Performance Objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a Performance Objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (such determination to be memorialized in writing), that any such exclusions or adjustments may apply without adversely affecting the Award’s status as “qualified performance based-compensation” under Section 162(m) of the Code.

(g) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares that shall be paid to the Key Employee or member of the group of Key Employees if Performance Objectives are met in whole or in part.

(h) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period, which Award, in the discretion of the Committee, may be maintained without change or reduced and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable, but only to the extent consistent with the requirements of Section 162(m) of the Code to the

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extent applicable in respect of such Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

(i) Each Award of a Performance Share shall be paid in whole shares of Stock, with payment to commence as soon as practicable after the end of the relevant Performance Period but no earlier than following the determination made in Section 6(d) hereof. To the extent provided at the beginning of a Performance Period and in the applicable Award Agreement, dividends with respect to such Award (if any) shall be deemed invested in additional shares of Stock or credited to the Award and paid in cash following, and to the extent of, vesting of the Award. Subject to the terms of the applicable program, the Award may also be paid in shares of Restricted Stock.

(j) A Key Employee shall not be granted Performance Shares for all of the Performance Periods commencing in the same calendar year that permit the Key Employee to earn Stock covering more than the Share Limit in respect of such Key Employee. In addition, separate and apart from the limit in the previous sentence, with respect to Performance Share Awards to be settled in cash, a Key Employee shall not be granted Performance Share Awards for all of the Performance Periods commencing in a calendar year that permit the Key Employee in the aggregate to earn a cash payment in excess of the Fair Market Value of the Share Limit as of the first day of the first Performance Period commencing in such calendar year.

(k) Performance Share Awards may be structured in the form of Restricted Stock Units or any substantially similar instrument evidencing the right to receive a share of Stock at some future date upon the lapse of the applicable restrictions established by the Committee or upon the satisfaction of any applicable Performance Goals established by the Committee hereunder. To the extent provided for by the Committee, the rules of Section 7 shall apply to Restricted Stock Units.

7. Restricted Stock

(a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse), which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee’s Restricted Stock.

(e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock (or alternatively, an applicable book entry shall be made for noncertificated shares of Stock). Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

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8. Certificates for Awards of Stock

(a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body that the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company. The rules applicable to certificates hereunder shall apply equally to noncertificated shares of Stock held pursuant to any electronic, book entry or other means or record of ownership and transfer.

(c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9. Change in Control

Notwithstanding any provisions in this Plan to the contrary:

(a) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of a Change in Control in the case of an employee who is terminated other than for just cause or who voluntarily terminates his or her employment because he or she in good faith believes that as a result of such Change in Control he or she is unable effectively to discharge the duties of the position he or she occupied just prior to the occurrence of such Change in Control. For purposes of Section 9 only, termination shall be for “just cause” only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee that results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

(b) For purposes of this Plan, “Change in Control” means the occurrence of any one or more of the following events:

(i)	subject to the conditions contained in the final paragraph of this definition, the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner (as the term is defined in Rule 13d-3 under the Act) directly or indirectly, of securities representing 50 percent or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or

(ii)	the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of shares pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (i)); or

(iii)	the approval by the shareholders of the Company, and the subsequent occurrence, of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a merger of the Company in which holders of Common Shares of the Company immediately prior to the merger have the same proportionate ownership of Common Shares of the surviving corporation immediately after the merger as immediately before), or pursuant to which Common Shares of the Company would be converted into cash, securities, or other property, or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

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(iv)	a change in the composition of the Board of the Company at any time during any consecutive 24-month period such that “continuing directors” cease for any reason to constitute at least a 70 percent majority of the Board.

For purposes of this definition of “Change in Control,” the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board and the term “continuing directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least a 70 percent majority of the then-existing Board. So long as there has not been a Change in Control within the meaning of clause (iv) above, the Board may adopt by a 70 percent majority vote of the “continuing directors” a resolution to the effect that the occurrence of an event described in clause (i) (a “Clause (i) Event”) does not constitute a “Change in Control” (an “Excluding Resolution”) or a resolution to the effect that the occurrence of a Clause (i) Event does constitute a “Change in Control” (an” Including Resolution”). The adoption of an Excluding Resolution with respect to any Clause (i) Event shall not deprive the Board of the right to adopt an Including Resolution with respect to such Clause (i) Event at a later date. A Clause (i) Event shall not in and of itself constitute a “Change in Control” until the earlier of (x) the effective date of an Including Resolution with respect thereto or (y) the passage of a period of 30 calendar days after the occurrence thereof without an Excluding Resolution having been adopted with respect thereto; notwithstanding the adoption of an Excluding Resolution within the 30-day period referred to in (y), an Including Resolution may subsequently be adopted with respect to the relevant Clause (i) Event while it continues to exist, in which event a “Change in Control” shall be deemed to have occurred for purposes of this definition upon the effective date of such Including Resolution. The provisions of this paragraph of the definition of “Change in Control” relate only to situations where a Clause (i) Event has occurred and no Change in Control within the meaning of clause (ii), (iii), or (iv) of the preceding paragraph has occurred, and nothing in this paragraph shall derogate from the principle that the occurrence of an event described in clause (ii), (iii), or (iv) of the preceding paragraph shall be deemed an immediate Change in Control regardless of whether or not a Clause (i) Event has occurred and an Excluding Resolution or Including Resolution become effective.

10. Beneficiary

The Beneficiary of a Key Employee shall be the Key Employee’s estate, which shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may file with the Company a written designation of one or more persons as a Beneficiary in lieu of his or her estate, who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, subject to the enforceability of the designation under applicable law at that time. A Key Employee may from time-to-time revoke or change his or her Beneficiary designation, with or without the consent of any prior Beneficiary as required by applicable law, by filing a new designation with the Company. Subject to the foregoing, the last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

11. Administration of the Plan

(a) Each member of the Committee shall be a member of the Board, a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under the Act or successor rule or regulation and an “outside director “ within the meaning of Section 162(m) of the Code.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

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(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to executive officers of the Company; (ii) to make Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) to certify the satisfaction of Performance Objectives pursuant to Section 6(d) or in accordance with Section 162(m) of the Code. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of the Company.

(f) If a Change in Control has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

12. Amendment, Extension or Termination

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without Shareholder Approval, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13, increase the maximum number of shares of Stock that are available for Awards under the Plan, or (c) except for adjustments pursuant to Section 13 or as otherwise provided for in the Plan, decrease the Option price for any outstanding Option or Right after the date the Option or Right is granted, or cancel or accept the surrender of any outstanding Option or Right at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Award, cash or other property or the grant of a new Option or Right with a lower price than the Option or Right being surrendered. If a Change in Control has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13. Adjustments in Event of Change in Common Stock and Change in Control

(a) Adjustments: In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee shall make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable; provided however, that in the event of a stock split, stock dividend or consolidation of shares, the number of shares subject to an outstanding Option and the exercise price thereof, and the number of outstanding Performance Shares, shall be proportionately adjusted to reflect such action. With respect to Awards intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without a loss of deductibility for such Awards under Section 162(m) of the Code.

(b) Change in Control: In the event of a merger of the Company with or into another company or a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or cancelled or that an equivalent option or right be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Committee will not be required to treat all Awards similarly in the transaction.

For the purposes of this subsection (b), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Right upon the exercise of which the Committee determines to pay cash, or a Restricted Stock Unit or Performance Share which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Stock for each share held on the effective date of the transaction; provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Right or upon the payout of a Restricted Stock Unit or Performance Share, for each share of Stock subject to such Award, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Stock in the Change in Control.

E-10	Rayonier Inc.

Notwithstanding anything in this Section 13(b) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Key Executive’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Forfeiture of Gains on Exercise

Except following a Change in Control, if the Key Employee terminates employment in breach of any covenants and conditions subsequent set forth in Section 15 and becomes employed by a competitor of the Company within one year after the date of exercise of any Option or the receipt of any Award, the Key Employee shall pay to the Company an amount equal to any gain from the exercise of the Option or the value of the Award other than Options, in each case measured by the amount reported as taxable compensation to the Key Employee by the Company for federal income tax purposes and in the case of Options that are incentive stock options, in an amount equal to the amount that would have been reported as taxable income were such Options not incentive stock options, and in each case without regard to any subsequent fluctuation in the market price of the shares of Stock. Any such amount due hereunder shall be paid by the Key Employee within thirty days of becoming employed by a competitor. By accepting an Option or other Award hereunder, the Key Employee is authorizing the Company to withhold, to the extent permitted by law, the amount owed to the Company hereunder from any amounts that the Company may owe to the Key Employee in any capacity whatsoever.

15. Conditions Subsequent

Except after a Change in Control, the exercise of any Option or Right and the receipt of any Award shall be subject to the satisfaction of the following conditions subsequent which shall apply while the Key Employee is employed by the Company and for a period of twelve months after termination of employment with the Company: (i) that Key Employee refrain from engaging in any activity that in the opinion of the Committee is competitive with any activity of the Company or any subsidiary, excluding any activity undertaken upon the written approval or request of the Company, (ii) that Key Employee refrain from otherwise acting in a manner inimical or in any way contrary to the best interests of the Company, and (iii) that the Key Employee furnish the Company such information with respect to the satisfaction of the foregoing conditions subsequent as the Committee shall reasonably request.

16. Clawback Policy

Notwithstanding any other provision in this Plan to the contrary, any Award or shares issued thereunder and any amount received with respect to the exercise or sale of any such Award or shares, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s Clawback Policy as in effect from time to time (the “Clawback Policy”).

17. Miscellaneous

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

2017 Proxy Statement	E-11

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

18. Provisions Related to Code Section 409A

(a) To the extent applicable, the Plan is intended to be compliant with the requirements of Code Section 409A, and the Plan and Award Agreements shall be interpreted and administered accordingly, though no guarantee or warranty of such compliance is made to any individual.

(b) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under the Plan or any Award Agreement by reason of the occurrence of a Change in Control, or the Key Employee’s Total Disability or separation from service, such amount or benefit will not be payable or distributable to the Key Employee by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Total Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service,” as the case may be, in Code Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Agreement that is permissible under Code Section 409A.

(c) Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Code Section 409A would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Key Employee’s separation from service during a period in which the Key Employee is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	if the payment or distribution is payable in a lump sum, the Key Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Key Employee’s death or the first day of the seventh month following the Key Employee’s separation from service; and

(ii)	if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Key Employee’s separation from service will be accumulated and the Key Employee’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Key Employee’s death or the first day of the seventh month following the Key Employee’s separation from service, whereupon the accumulated amount will be paid or distributed to the Key Employee and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with any rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(d) If any one or more Awards granted under the Plan to a Key Employee could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(e) If, pursuant to an Award, a Key Employee is entitled to a series of installment payments, such Key Employee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

19. Effective Date, Term of Plan and Shareholder Approval

This Plan, as amended, shall become effective on the date of shareholder approval at the Company’s 2017 annual meeting (the “Effective Date”). The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

E-12	Rayonier Inc.

RAYONIER INC. 225 WATER STREET SUITE 1400 JACKSONVILLE, FLORIDA 32202 ATTN: LAURA L. DAVIS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy/voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy/voting instruction cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy/voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o
Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E26407-P89082	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYONIER INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Richard D. Kincaid	☐	☐	☐
	1b. John A. Blumberg	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:

3. To recommend, by non-binding vote, whether the vote of our named executive officers’ compensation should occur every one, two or three years.

The Board of Directors recommends you vote FOR the following proposals:

					1 Year ☐	2 Years ☐ For	3 Years ☐ Against	Abstain ☐ Abstain
	1c. Dod A. Fraser	☐	☐	☐
	1d. Scott R. Jones	☐	☐	☐
	1e. Bernard Lanigan, Jr.	☐	☐	☐

4. Approval of the material terms under the Rayonier Non-Equity Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

5. Approval of the material terms under the Rayonier Incentive Stock Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code.

6. Approval of an annual limit on awards to Non-Employee Directors under the Rayonier Incentive Stock Plan.

7. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2017.

						☐	☐	☐
	1f. Blanche L. Lincoln	☐	☐	☐
	1g. V. Larkin Martin	☐	☐	☐		☐	☐	☐
	1h. David L. Nunes	☐	☐	☐
	1i. Andrew G. Wiltshire	☐	☐	☐		☐	☐	☐
2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign your name where indicated below, including any joint owners. If signing as an attorney, executor, administrator or other fiduciary, please give your full title. If signing as an entity, please have an authorized signatory sign in full corporate or partnership name.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E26408-P89082

RAYONIER INC.
Annual Meeting of Shareholders
May 18, 2017 4:00 PM
This proxy is solicited by the Board of Directors

By signing this card, I (we) hereby (i) authorize DAVID L. NUNES, MARK R. BRIDWELL and MARK D. MCHUGH, or any of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Shareholders of Rayonier Inc. to be held at the DoubleTree Hotel Jacksonville Riverfront, Jacksonville, Florida on Thursday, May 18, 2017 at 4:00 PM, Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy when properly executed by the Shareholder(s) will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees, “FOR” proposal 2, “FOR” every year as to the frequency and “FOR” proposals 4, 5, 6 and 7. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)

V.1.1